                                                                   EXHIBIT 10.23

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                           CALIFORNIA MICROWAVE, INC.



                        ---------------------------------



                                CREDIT AGREEMENT


                          Dated as of November 2, 1998




                        ---------------------------------


                         UNION BANK OF CALIFORNIA, N.A.

                             Agent and Issuing Bank




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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS........................................................................1

        SECTION 1.01      Certain Defined Terms..............................................1

        SECTION 1.02      Accounting Principles.............................................17
                  (a)     Accounting Terms..................................................17
                  (b)     GAAP Changes......................................................17
                  (c)     "Fiscal Year" and "Fiscal Quarter"................................17

        SECTION 1.03      Interpretation....................................................17

ARTICLE II THE LOANS........................................................................18

        SECTION 2.01      The Loans.........................................................18

        SECTION 2.02      Borrowing Procedure...............................................18
                  (a)     Notice to the Agent...............................................18
                  (b)     Notice to the Banks...............................................19

        SECTION 2.03      Non-Receipt of Funds..............................................19

        SECTION 2.04      Lending Offices...................................................19

        SECTION 2.05      Evidence of Indebtedness..........................................20

        SECTION 2.06      Minimum Amounts...................................................20

        SECTION 2.07      Required Notice...................................................20

ARTICLE III THE LETTERS OF CREDIT...........................................................20

        SECTION 3.01      The Letter of Credit Subfacility..................................20
                  (a)     Letters of Credit.................................................20
                  (b)     Conditions to Issuance............................................21

        SECTION 3.02      Issuance, Amendment and Renewal of Letters of Credit..............22
                  (a)     Notice to Issuing Bank of Issuance Request........................22
                  (b)     Issuance of Letters of Credit.....................................22
                  (c)     Notice to Issuing Bank of Amendment Request.......................22
                  (d)     Notice to Issuing Bank of Renewal Request.........................23
                  (e)     Expiry of Letters of Credit.......................................23
                  (f)     Conflicts with L/C-Related Documents..............................23
                  (g)     Delivery of Copies of Letters of Credit...........................23
                  (h)     Notices to Banks..................................................23

        SECTION 3.03      Existing Letters of Credit, Participations, Drawings and
                          Reimbursements....................................................24
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                                       i.

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
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
                  (a)     Existing Letters of Credit........................................24
                  (b)     Participations of Banks in Additional Letters of Credit...........24
                  (c)     Drawing and Reimbursement.........................................24
                  (d)     Funding by Banks..................................................24
                  (e)     L/C Unreimbursed Drawings.........................................25
                  (f)     Obligation of Banks Absolute......................................25

        SECTION 3.04      Repayment of Participations.......................................25

        SECTION 3.05      Role of the Issuing Bank..........................................26
                  (a)     No Responsibility of Issuing Bank.................................26
                  (b)     No Liability of Agent/IB-Related Persons..........................26

        SECTION 3.06      Obligations of Borrower Absolute..................................26

        SECTION 3.07      Cash Collateral Pledge............................................27

        SECTION 3.08      Letter of Credit Fees.............................................28
                  (a)     Certain Letter of Credit Fees.....................................28
                  (b)     Certain Additional Fees and Charges...............................28
                  (c)     Fees Nonrefundable................................................28

        SECTION 3.09      Uniform Customs and Practice......................................28

ARTICLE IV INTEREST AND FEES; CONVERSION OR CONTINUATION....................................29

        SECTION 4.01      Interest..........................................................29
                  (a)     Interest Rate.....................................................29
                  (b)     Interest Periods for Eurodollar Loans.............................29
                  (c)     Interest Payment Dates............................................29
                  (d)     Notice to the Borrower and the Banks..............................30

        SECTION 4.02      Default Rate of Interest..........................................30

        SECTION 4.03      Fees..............................................................30
                  (a)     Commitment Fee....................................................30
                  (b)     Other Fees........................................................30
                  (c)     Fees Nonrefundable................................................30

        SECTION 4.04      Computations......................................................30

        SECTION 4.05      Conversion or Continuation........................................31
                  (a)     Election..........................................................31
                  (b)     Automatic Conversion..............................................31
                  (c)     Notice to the Agent...............................................31
                  (d)     Notice to the Banks...............................................31

        SECTION 4.06      Replacement of Reference Banks....................................32
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                                      ii.


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
        SECTION 4.07      Highest Lawful Rate...............................................32

ARTICLE V REDUCTION OF COMMITMENTS; REPAYMENT; PREPAYMENT...................................32

        SECTION 5.01      Reduction or Termination of the Commitments.......................32
                  (a)     Optional Reduction or Termination.................................32
                  (b)     Mandatory Termination.............................................32

        SECTION 5.02      Repayment of the Loans............................................33

        SECTION 5.03      Prepayments.......................................................33
                  (a)     Optional Prepayments..............................................33
                  (b)     Mandatory Prepayments.............................................33
                  (c)     Notice; Application...............................................33

ARTICLE VI YIELD PROTECTION AND ILLEGALITY..................................................33

        SECTION 6.01      Inability to Determine Rates......................................33

        SECTION 6.02      Funding Losses....................................................34

        SECTION 6.03      Regulatory Changes................................................34
                  (a)     Increased Costs...................................................34
                  (b)     Capital Requirements..............................................35
                  (c)     Requests..........................................................35

        SECTION 6.04      Illegality........................................................35

        SECTION 6.05      Funding Assumptions...............................................35

        SECTION 6.06      Obligation to Mitigate............................................35

ARTICLE VII PAYMENTS........................................................................36

        SECTION 7.01      Pro Rata Treatment................................................36

        SECTION 7.02      Payments..........................................................36
                  (a)     Payments..........................................................36
                  (b)     Authorization to Agent............................................36
                  (c)     Authorization to Banks............................................36
                  (d)     Application.......................................................37
                  (e)     Extension.........................................................37

        SECTION 7.03      Taxes.............................................................37
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                                      iii.


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
                  (a)     No Reduction of Payments..........................................37
                  (b)     Deduction or Withholding; Tax Receipts............................37
                  (c)     Indemnity.........................................................38
                  (d)     Lender Representations............................................38
                  (e)     Form 1001 and 4224................................................38
                  (f)     Bank's Indemnity..................................................38
                  (g)     Mitigation........................................................39

        SECTION 7.04      Non-Receipt of Funds..............................................39

        SECTION 7.05      Sharing of Payments...............................................39

ARTICLE VIII CONDITIONS PRECEDENT...........................................................40

        SECTION 8.01      Conditions Precedent to the Initial Credit Extensions.............40
                  (a)     Fees and Expenses.................................................40
                  (b)     Loan Documents....................................................40
                  (c)     Documents and Actions Relating to Collateral......................40
                  (d)     Additional Closing Documents and Actions..........................40
                  (e)     Corporate Documents...............................................41
                  (f)     Legal Opinions....................................................41

        SECTION 8.02      Conditions Precedent to All Credit Extensions.....................41
                  (a)     Notice............................................................41
                  (b)     Material Adverse Effect...........................................41
                  (c)     Representations and Warranties; No Default........................42
                  (d)     Perfection of Collateral Documents................................42
                  (e)     Additional Documents..............................................42
                  (f)     Post-Closing Conditions...........................................42
                  (g)     Government Division Disposal......................................42

ARTICLE IX REPRESENTATIONS AND WARRANTIES...................................................42

        SECTION 9.01      Representations and Warranties....................................42
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                                      iv.


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
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
                  (a)     Organization and Powers...........................................43
                  (b)     Authorization; No Conflict........................................43
                  (c)     Binding Obligation................................................43
                  (d)     Consents..........................................................43
                  (e)     No Defaults.......................................................43
                  (f)     Title to Properties; Liens........................................43
                  (g)     Litigation........................................................43
                  (h)     Compliance with Environmental Laws................................44
                  (i)     Governmental Regulation...........................................44
                  (j)     ERISA.............................................................44
                  (k)     Subsidiaries......................................................45
                  (l)     Margin Regulations................................................45
                  (m)     Taxes.............................................................45
                  (n)     Patents and Other Rights..........................................45
                  (o)     Insurance.........................................................45
                  (p)     Financial Statements and Projections..............................45
                  (q)     Liabilities.......................................................46
                  (r)     Labor Disputes, Etc...............................................46
                  (s)     Solvency..........................................................46
                  (t)     Disclosure........................................................46
                  (u)     Collateral Documents..............................................46

ARTICLE X COVENANTS.........................................................................47

        SECTION 10.01     Reporting Covenants...............................................47
                  (a)     Financial Statements and Other Reports............................47
                  (b)     Additional Information............................................48

        SECTION 10.02     Financial Covenants...............................................49
                   (a)    Leverage Ratio....................................................49
                   (b)    Minimum Consolidated Tangible Net Worth...........................49
                   (c)    Quick Ratio.......................................................50
                   (d)    Fixed Charge Coverage Ratio.......................................50

        SECTION 10.03     Additional Affirmative Covenants..................................50
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                                       v.


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                   (a)    Preservation of Existence, Etc....................................50
                   (b)    Payment of Obligations............................................50
                   (c)    Maintenance of Insurance..........................................50
                   (d)    Keeping of Records and Books of Account...........................51
                   (e)    Inspection Rights.................................................51
                   (f)    Compliance with Laws, Etc.........................................51
                   (g)    Maintenance of Properties, Etc....................................51
                   (h)    Licenses..........................................................51
                   (i)    Action Under Environmental Laws...................................51
                   (j)    Use of Proceeds...................................................52
                   (k)    Year 2000.........................................................52
                   (l)    Further Assurances and Additional Acts............................52
                   (m)    Post-Closing Actions..............................................52

        SECTION 10.04     Negative Covenants................................................53
                   (a)    Indebtedness......................................................53
                   (b)    Liens; Negative Pledges...........................................54
                   (c)    Change in Nature of Business......................................54
                   (d)    Restrictions on Fundamental Changes...............................54
                   (e)    Sales of Assets...................................................54
                   (f)    Loans and Investments.............................................55
                   (g)    Capital Expenditures..............................................56
                   (h)    Sales and Leasebacks..............................................56
                   (i)    Distributions.....................................................57
                   (j)    Amendments of Certain Documents...................................57
                   (k)    Redemption of Subordinated Debt...................................57
                   (l)    Transactions with Related Parties.................................58
                   (m)    Hazardous Substances..............................................58
                   (n)    Accounting Changes................................................58
                   (o)    Additional Subsidiaries...........................................58
                   (p)    Industrial Revenue Bonds..........................................58

ARTICLE XI EVENTS OF DEFAULT................................................................59

        SECTION 11.01     Events of Default.................................................59
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                                      vi.


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
                   (a)    Payments..........................................................59
                   (b)    Representations and Warranties....................................59
                   (c)    Failure by Borrower to Perform Certain Covenants..................59
                   (d)    Failure by Borrower to Perform Other Covenants....................59
                   (e)    Insolvency; Voluntary Proceedings.................................59
                   (f)    Involuntary Proceedings...........................................59
                   (g)    Default Under Other Indebtedness..................................59
                   (h)    Judgments.........................................................60
                   (i)    ERISA.............................................................60
                   (j)    Dissolution, Etc..................................................61
                   (k)    Material Adverse Effect...........................................61
                   (l)    Change of Control.................................................61
                   (m)    Subordination Provisions..........................................61
                   (n)    Collateral Documents..............................................61
                   (o)    Permitted Receivable Financings...................................61
                   (p)    Failure to Perform Subsidiary Guaranty............................62

        SECTION 11.02     Effect of Event of Default........................................62

        SECTION 11.03     Perfection of Collateral..........................................62

        SECTION 11.04     Foreign Collateral................................................63

ARTICLE XII THE AGENT.......................................................................63

        SECTION 12.01     Authorization and Action..........................................63

        SECTION 12.02     Limitation on Liability of Agent; Notices; Closing................64
                   (a)    Limitation on Liability of Agent and Issuing Bank.................64
                   (b)    Notices...........................................................64
                   (c)    Closing and Syndication...........................................65

        SECTION 12.03     Agent and Affiliates..............................................65

        SECTION 12.04     Notice of Defaults................................................65

        SECTION 12.05     Non-Reliance on Agent and Issuing Bank............................65

        SECTION 12.06     Indemnification...................................................66

        SECTION 12.07     Delegation of Duties..............................................66

        SECTION 12.08     Successor Agent...................................................66

        SECTION 12.09     Collateral Matters................................................66
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                                      vii.




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
                   (a)    Authorization.....................................................66
                   (b)    Collateral Releases...............................................67

ARTICLE XIII MISCELLANEOUS..................................................................67

        SECTION 13.01     Amendments and Waivers............................................67

        SECTION 13.02     Notices...........................................................68
                   (a)    Notices...........................................................68
                   (b)    Facsimile and Telephonic Notice...................................69

        SECTION 13.03     No Waiver; Cumulative Remedies....................................69

        SECTION 13.04     Costs and Expenses; Indemnification...............................69
                   (a)    Costs and Expenses................................................69
                   (b)    Indemnification...................................................70
                   (c)    Other Charges.....................................................70

        SECTION 13.05     Right of Set-Off..................................................70

        SECTION 13.06     Survival..........................................................71

        SECTION 13.07     Obligations Several...............................................71

        SECTION 13.08     Benefits of Agreement.............................................71

        SECTION 13.09     Binding Effect; Assignment........................................71
                   (a)    Binding Effect....................................................71
                   (b)    Assignment........................................................71

        SECTION 13.10     Governing Law.....................................................73

        SECTION 13.11     Submission to Jurisdiction........................................73
                   (a)    Submission to Jurisdiction........................................73
                   (b)    No Limitation.....................................................73

        SECTION 13.12     Waiver of Jury Trial..............................................73

        SECTION 13.13     Limitation on Liability...........................................74

        SECTION 13.14     Confidentiality...................................................74

        SECTION 13.15     Entire Agreement..................................................75

        SECTION 13.16     Severability......................................................75

        SECTION 13.17     Senior Debt.......................................................75

        SECTION 13.18     Counterparts......................................................75
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
SCHEDULES AND ANNEXES
Annex 1                    Pricing Grid

Schedule 1                 Commitments and Pro Rata Shares
Schedule 2                 Lending Offices; Addresses for Notices
Schedule 3                 Existing Letters of Credit
Schedule 4                 Existing Indebtedness
Schedule 5                 Existing Liens
Schedule 6                 Subsidiaries
Schedule 7                 Litigation

EXHIBITS

Exhibit A                  Form of Revolving Note
Exhibit B                  Form of Notice of Borrowing
Exhibit C                  Form of Notice of Conversion or Continuation
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Security Agreement
Exhibit F                  Form of Patent and Trademark Security Agreement
Exhibit G                  Form of Copyright Security Agreement
Exhibit H                  Form of Pledge Agreement
Exhibit I                  Form of Subsidiary Guaranty
Exhibit J                  Form of Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin
Exhibit K                  Form of Opinion of Counsel to ABL
Exhibit L                  Form of Assignment and Acceptance



                                      ix.

                                CREDIT AGREEMENT


               THIS CREDIT AGREEMENT (this "Agreement"), dated as of November 2, 1998, is made among California Microwave, Inc., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages of this Agreement under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), Union Bank of California, N.A. as letter of credit issuing bank (in such capacity, the "Issuing Bank"), and Union Bank of California, N.A. as agent for the Banks hereunder (in such capacity, the "Agent").

               The Borrower has requested that the Banks, and the Banks have agreed to, make a revolving credit facility (including a letter of credit subfacility) available to the Borrower, upon the terms and subject to the conditions set forth in this Agreement.

               Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01 Certain Defined Terms. As used in this Agreement (including in the recitals hereof), the following terms shall have the following meanings:

               "ABL" means Adaptive Broadband Limited, a corporation incorporated in England and Wales with company registration number 3552746 (formerly known as Pitcomp 174 Limited).

               "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, of otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

               "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 30% or more of the securities having ordinary voting power of the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agent" has the meaning set forth in the introduction to this Agreement.

               "Agent/IB-Related Persons" means UBOC as Agent and Issuing Bank, any successor Agent arising under Section 12.08, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.



                                       1.

               "Agent's Account" means the account of the Agent set forth on
Schedule 2 or such other account as the Agent from time to time shall designate in a written notice to the Borrower and the Banks.

               "Applicable Commitment Fee Amount" means with respect to the commitment fee payable hereunder, the amount set forth opposite the indicated Level below the heading "Commitment Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

               "Applicable L/C Fee Amount" means with respect to the letter of credit fee payable hereunder, the amount set forth opposite the indicated level below the heading "L/C Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculation of such amount also set forth on Annex I.

               "Applicable Margin" means (i) with respect to Reference Rate Loans the amount set forth opposite the indicated level below the heading "Reference Rate Loan Spread" in the pricing grid set forth on Annex I and (ii) with respect to Eurodollar Rate Loans, the amount set forth opposite the indicated level below the heading "Eurodollar Rate Loan Spread" in the pricing grid set forth on Annex I; in each case in accordance with the parameters for calculations of such amount also set forth on Annex I.

               "Assignment and Acceptance" has the meaning set forth in Section 12.02.

               "BABC Letter of Credit" means the Letter of Credit issued pursuant to Section 3.03(a).

               "Banks" has the meaning specified in the introductory clause hereto. References to the Banks shall include references to UBOC in its capacity as the Issuing Bank; for purposes of clarification only, to the extent that UBOC may have any rights or obligations in addition to those of the Banks due to its status as the Issuing Bank, its status as such will be specifically referenced.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy."

               "Borrower" has the meaning set forth in the introductory paragraph to this Agreement.

               "Borrower's Account" means the account of the Borrower set forth on Schedule 2, or such other account as the Borrower from time to time shall designate in a written notice to the Agent.

               "Borrowing" means a borrowing consisting of simultaneous Revolving Loans made at any one time by the Borrower from the Banks, pursuant to
Article II or Article III.

               "Business Day" means a day (i) other than Saturday or Sunday, and
(ii) on which commercial banks are open for business in New York, New York, and San Francisco, California.



                                       2.

               "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

               "Change of Control" means (i) any "person" (as such term is used in subsections 13(d) and 14(d) of the Securities Exchange Act of 1934) or group of persons on or after the Closing Date, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of a corporation representing 30% or more of the combined voting power of the Borrower's then-outstanding voting securities, or (ii) the existing directors of the Borrower for any reason cease to constitute a majority of the Borrower's board of directors. "Existing directors" means (x) individuals constituting the Borrower's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

               "Closing Date" means the date on which all conditions precedent set forth in Section 8.01 are satisfied or waived by UBOC.

               "Collateral" means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Agent or the Banks pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

               "Collateral Documents" means the Security Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement, the Subsidiary Guaranty, the Pledge Agreement and any other agreement pursuant to which the Borrower or any other Person provides a Lien on its assets in favor of the Banks or the Agent for the benefit of the Banks and all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other certificates, filings, documents and agreements made or delivered pursuant thereto.

               "Commitment" means, for each Bank, its Revolving Commitment (including therein its L/C Commitment).

               "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit D, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

               "Consolidated Capital Expenditures" means, for any period, the amount of gross expenditures incurred by the Borrower and its consolidated Subsidiaries during such period for fixed assets, real property, plant and equipment, and renewals, improvements and replacements thereto required to be included in `capital expenditures', `additions to property, plant or equipment' or comparable items in the consolidated statement of changes in financial position of the Borrower and its Subsidiaries in conformity with GAAP, including insurance proceeds received as the result of damage or destruction of the property being replaced but excluding



                                       3.

expenditures relating to Permitted Acquisitions or expenditures to the extent financed by the incurrence of Indebtedness permitted pursuant to Section 10.04
(a)

               "Consolidated Current Liabilities" means, as of any date of determination, the current liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated EBITDA" for any date of determination means Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses which were deducted in determining Consolidated Net Income, of the Borrower and its Subsidiaries on a consolidated basis, for the four fiscal quarter period ending immediately prior to the date of determination, as determined in accordance with GAAP; provided, that, non-cash expenses included in Consolidated EBITDA shall not exceed (i) $8,300,000 in the case of the first fiscal quarter of the 1998/1999 fiscal year of the Borrower and (ii) $8,000,000 in the aggregate in the case of all other fiscal quarters.

               "Consolidated Fixed Charges" means, for any date of determination and without duplication, the sum of (i) Consolidated Interest Expense for the four fiscal quarters ending immediately prior to such date, plus (ii) scheduled reductions of the principal of, without duplication, all Indebtedness of Borrower and its Subsidiaries for the four fiscal quarters following such date including that portion of rental payments with respect to Capital Leases (which should be applied as a reduction to the principal of such Capital Leases in accordance with GAAP), plus (iii) rental expenses incurred by Borrower and its Subsidiaries, without duplication in respect of Operating Leases for the four fiscal quarters ending immediately prior to such date, plus (iv) cash Consolidated Capital Expenditures for the four fiscal quarters ending immediately prior to such date, plus (v) cash taxes paid by the Borrower and its Subsidiaries, without duplication, during the four fiscal quarters ending immediately prior to such date, plus (vi) Earn-Out Payments made during the four fiscal quarters ending immediately prior to such date; all as determined in accordance with GAAP consistently applied.

               "Consolidated Interest Expense" means, for any period, interest expense (including that attributable to Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

               "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP; provided, however, that there shall be excluded therefrom the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

               "Consolidated Quick Assets" means, as of any date of determination, the cash, cash equivalents and accounts receivable due within one year of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP; provided that



                                       4.

there shall be excluded any such assets subject to security interests in favor of anyone other than the Agent (on behalf of itself and the Banks).

               "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets, minus Consolidated Total Liabilities, plus (minus) cumulative foreign currency translation adjustments as of such date; provided, however, that there shall be excluded from Consolidated Total Assets the following: (i) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete; (ii) all unamortized debt discount and expense; (iii) all receivables from Affiliates or directors, officers or employees of the Borrower or any Subsidiary; and (iv) any write-up in the book value of assets resulting from a revaluation thereof subsequent to September 30, 1998.

               "Consolidated Total Assets" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Copyright Security Agreement" means the Copyright Security Agreement between the Borrower and the Agent, in substantially the form of Exhibit H.

               "Credit Extension" means each of (i) the making of any Revolving Loans hereunder; (ii) the continuation or conversion of any Loan pursuant to
Section 4.05; (iii) the issuance of any Letters of Credit hereunder; and (iv) the amendment or renewal of any Letters of Credit hereunder.

               "Default" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

               "Dollars" and the sign "$" each means lawful money of the United States.

               "Earn-Out Payments" means any payment or other discharge in respect of the deferred purchase price or other deferred consideration payable in connection with the acquisition of stock or other ownership interests or the business of any Person by Borrower or any of its Subsidiaries.

               "Effective Amount" means (i) with respect to any Revolving Loans on any date the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date the amount of such L/C Obligations on such date after giving effect to any issuances, amendments and renewals of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of



                                       5.

Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and licensed by the United States or any state thereof; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

               "Eurodollar Business Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

               "Eurodollar Rate" means for each Interest Period for each Eurodollar Rate Loan the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

           Eurodollar Rate =            Interbank Rate
                             ------------------------------------
                             100% - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Eurodollar Rate Loan" means a Revolving Loan bearing interest based on the Eurodollar Rate.



                                       6.

               "Eurodollar Reference Banks" means UBOC, subject to the provisions of Section 4.06.

               "Eurodollar Reserve Percentage" means the maximum reserve requirement percentage (including any ordinary, supplemental, marginal and emergency reserves), if any, as determined by the Agent, then applicable under Regulation D in respect of Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in the Federal Reserve System with deposits exceeding $1,000,000,000 (which, at the date of this Agreement, is zero).

               "Event of Default" has the meaning set forth in Section 11.01.

               "Event of Loss" means with respect to any asset of the Borrower or its Subsidiaries any of the following: (i) any loss, destruction or damage of such asset; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such asset or of any right of eminent domain; or
(iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

               "Existing BABC Credit" means that certain Loan and Security Agreement dated as of June 30, 1997 between the Borrower, EFData Corporation and BankAmerica Business Credit (as amended).

               "Existing Letters of Credit" means the letters of credit described in Schedule 3.

               "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

               "Fee Letter" means that certain fee letter dated September 28, 1998 from UBOC to the Borrower (and related summary terms and conditions) and any fee letter between UBOC and the Borrower relating to and post closing syndication or sell down of the facility.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Final Maturity Date" means March 31, 1999.

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "Funded Debt" means, as of any date of determination, Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis.




                                       7.

               "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

               "Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Government Division" means The Borrower's government business division (formally known as the Information Systems Division), comprised of Airborne Systems, Ground Information Systems and Government Communications Systems.

               "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

               "Hazardous Substances" means any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

               "IRS" means the Internal Revenue Service, or any successor thereto.

               "Indebtedness" means, for any Person: (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under Capital Leases; (v) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances, and all net obligations in respect of Rate Contracts; (vi) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (vii) all Guaranty Obligations;




                                       8.

and (viii) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

               "Insolvency Proceeding" with respect to any Person, means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "Industrial Development Bonds" means the Industrial Development Bonds issued by the Borrower and listed in Schedule 4.

               "Interbank Rate" means the rate per annum determined by the Agent, on the basis of quotations furnished to it by the Eurodollar Reference Banks, to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in Dollars are offered to each of the Eurodollar Reference Banks by prime banks in the London interbank market, at approximately 11:00 (London time), three Eurodollar Business Days before the first day of such Interest Period, in an amount substantially equal to the proposed Eurodollar Rate Loan to be made, continued or converted by such Eurodollar Reference Bank and for a period of time comparable to such Interest Period. If any Eurodollar Reference Bank shall fail to furnish a quotation of its applicable rate to the Agent, the Interbank Rate for such Interest Period shall be determined on the basis of the quotations furnished to the Agent by the other Eurodollar Reference Bank or Reference Banks.

               "Interest Payment Date" means a date specified for the payment of interest pursuant to Section 4.01(c).

               "Interest Period" means, with respect to any Eurodollar Rate Loan, the period determined in accordance with Section 4.01(b) applicable thereto.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               "Issuing Bank" has the meaning set forth in the introductory paragraph to this Agreement. Each Issuing Bank shall be an Issuing Bank only with respect to Letters of Credit issued by it.

               "L/C Advance" means each Bank's participation in any L/C Unreimbursed Draw in accordance with its Pro Rata Share.



                                       9.

               "L/C Amendment Application" means an application form for amendments of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request and as shall be satisfactory to the Agent.

               "L/C Application" means such application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request and as shall be satisfactory to the Agent.

               "L/C Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the obligation of such Bank to participate in Letters of Credit issued or outstanding pursuant to Article III and to make L/C Advances, in an aggregate amount not to exceed on any date the amount set forth opposite such Bank's name on Schedule 1; provided that each Bank's L/C Commitment is a part of its Revolving Commitment rather than a separate, independent commitment.

               "L/C Obligations" means at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit, plus (ii) the amount of all unreimbursed drawings under all Letters of Credit, including all L/C Unreimbursed Draws.

               "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

               "L/C Unreimbursed Draw" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans.

               "Lending Office" has the meaning set forth in Section 2.04.

               "Letters of Credit" means any standby letter of credit issued by the Issuing Bank pursuant to Article III.

               "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

               "Loan" means an extension of credit, in the form of a Revolving Loan or L/C Advance, by a Bank to the Borrower pursuant to Article II or III.

               "Loan Documents" means this Agreement, the Revolving Notes, the Collateral Documents, the Fee Letter and all other certificates, documents, agreements and instruments delivered to the Agent, the Issuing Bank and the Banks under or in connection with this Agreement, and all L/C-Related Documents.



                                      10.

               "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the aggregate Commitments.

               "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole;
(ii) would materially impair the ability of the Borrower or any other Person to perform or observe its obligations under or in respect of the Loan Documents, or
(iii) affects the legality, validity, binding effect or enforceability of any of the Loan Documents or the perfection or priority of any Lien granted to the Banks or the Agent for the benefit of the Banks under any of the Collateral Documents.

               "Minimum Amount" has the meaning set forth in Section 2.06.

               "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

               "Net Cash Proceeds" means when used in respect of any sale of assets of the Borrower or any Subsidiary, the gross proceeds received by the Borrower or such Subsidiary from such disposition less all direct costs and expenses incurred or to be incurred, and all federal, state, local and foreign taxes assessed or to be assessed, in connection therewith.

               "Notice" means a Notice of Borrowing, a Notice of Conversion or Continuation or a Notice of Prepayment.

               "Notice of Borrowing" has the meaning set forth in Section
2.02(a).

               "Notice of Conversion or Continuation" has the meaning set forth in Section 4.05(c).

               "Notice of Prepayment" has the meaning set forth in Section 5.03(c).

               "Obligations" means the indebtedness, liabilities and other obligations of the Borrower to the Agent, the Issuing Bank or any Bank under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent, the Issuing Bank, or any Bank thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

               "OECD" means the Organization for Economic Cooperation and Development.

               "Operating Lease" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capital Lease.

               "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement between the Borrower and the Agent, in substantially the form of Exhibit F.



                                      11.

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Pension Plan" means any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of the Borrower or any ERISA Affiliate or with regard to which the Borrower or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 of ERISA.

               "Permitted Acquisition" means an acquisition or investment permitted pursuant to Section 10.04(f)(iii) completed on or after September 30, 1998.

               "Permitted Investments" means any of the following Dollar denominated investments, maturing within one year from the date of acquisition, selected by the Borrower:

               (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;

               (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

               (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody's issued by United States, Australian, Canadian, European or Japanese bank holding companies or industrial or financial companies (other than an Affiliate of the Borrower);

               (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with any Bank, or with any United States, Australian, Canadian, European or Japanese commercial banks having capital and surplus of at least $500,000,000 or the equivalent and which issues (or the parent of which issues) commercial paper or other short term securities bearing the highest credit rating obtainable from either S&P or Moody's; and

               (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under clauses (i), (ii), (iii) and (iv).

               "Permitted Liens" means:

               (i) Liens in favor of the Banks or the Agent for the benefit of the Banks to secure the Obligations;

               (ii) the existing Liens listed in Schedule 4 or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;



                                      12.

               (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

               (iv) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers or employees arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto;

               (v) Liens consisting of deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations arising in the ordinary course of business, or to secure the performance of bids, trade contracts (other than for borrowed money), Operating Leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

               (vi) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

               (vii) statutory landlord's Liens under leases to which the Borrower or any of its Subsidiaries is a party;

               (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

               (ix) Liens (A) upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) existing on such property at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon; and

               (x) Liens granted in connection with a Permitted Receivable Financing.

               "Permitted Receivables Financing" means a sale of accounts receivable (including sales pursuant to the RZB Agreement); provided that (i) the aggregate amount of all such account receivables sales shall not exceed $10,000,000 in any fiscal year, (ii) such accounts receivable shall be foreign accounts receivable, fully insured or backed by letter of credit acceptable to the Majority Banks, (iii) the proceeds from the sale of any such accounts receivable shall be not less than 90% of the face value thereof and (iv) such sales are either non-recourse to the Borrower or on recourse terms acceptable to the Agent and Majority Banks.



                                      13.

               "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

               "Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (including any Multiemployer Plan) and any employee welfare benefit plan, as defined in Section 3(1) of ERISA (including any plan providing benefits to former employees or their survivors).

               "Pledge Agreement" means the Pledge Agreement between the Borrower and Agent substantially in the form of Exhibit H.

               "Premises" means any and all real property, including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Borrower and its Subsidiaries.

               "Principal Payment Date" means a day on which the Borrower is required to make a payment of principal pursuant to Section 5.02.

               "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal) at such time of such Bank's Commitments divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 1 under the heading "Pro Rata Share."

               "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

               "Reference Rate" means for any day the higher of: (i) the rate announced by UBOC from time to time at its corporate headquarters as its "Reference Rate". The Reference Rate in an index rate determined by UBOC from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time, or (ii) the Federal Funds Rate, plus 1/2 of 1% per annum. Each change in the interest rate on the Loans or other Obligations bearing interest at the Reference Rate based on a change in the Reference Rate shall be effective as of the effective date of such change in the Reference Rate.

               "Reference Rate Loan" means a Revolving Loan or an L/C Advance bearing interest based on the Reference Rate.

               "Regulation D" means Regulation D of the FRB.

               "Regulatory Change" has the meaning set forth in Section 6.03.

               "Related Person" has the meaning set forth in Section 13.04(b).



                                      14.

               "Required Notice Date" has the meaning set forth in Section 2.07.

               "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

               "Revolving Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the amount set forth opposite the name of such Bank on Schedule 1 or, where the context so requires, the obligation of such Bank to make Revolving Loans up to such amount on the terms and conditions set forth in this Agreement.

               "Revolving Expiry Date" means March 30, 1999.

               "Revolving Loan" has the meaning set forth in Section 2.01.

               "Revolving Note" means a Promissory Note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A.

               "RZB Agreement" means that certain Agreement for the purchase of Export Receivables dated as of December 23, 1997 between Borrower and RZB Finance LLC, a Delaware corporation (as amended).

               "SEC" means the Securities and Exchange Commission, or any successor thereto.

               "Security Agreement" means the Security Agreement between the Borrower and the Agent, in substantially the form of Exhibit E.

               "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Subordinated Debt" means (i) the Subordinated Notes and (ii) any Indebtedness of the Borrower or any Subsidiary incurred after the date hereof and subordinated on terms acceptable to the Agent and the Majority Banks (in their sole discretion).



                                      15.

               "Subordinated Notes" means the 5 1/4% Convertible Subordinated Notes due 2003 of the Borrower issued and outstanding pursuant to an Indenture dated as of December 15, 1993 between Borrower and Union Bank (as Trustee).

               "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

               "Subsidiary Guaranty" means a Guaranty executed by ABL in favor of the Agent and Banks substantially in the form of Exhibit I.

               "Substantial Assets" has the meaning set forth in Section
10.04(e).

               "Swap Termination Value" means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (i) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Bank).

               "Taxes" has the meaning set forth in Section 6.03.

               "Termination Event" means any of the following:

               (i) with respect to a Pension Plan, a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

               (ii) the withdrawal of the Borrower or an ERISA Affiliate from a Pension Plan during a plan year in which the withdrawing employer was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA;

               (iii) the taking of any actions (including the filing of a notice of intent to terminate) by the Borrower, an ERISA Affiliate, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under Section 4041 of ERISA;

               (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

               (v) the complete or partial withdrawal of the Borrower or an ERISA Affiliate from a Multiemployer Plan.

               "UBOC" means Union Bank of California, N.A.



                                      16.

               "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the Loan Document in which such term is used or the attachment, perfection or priority of the Lien on any Collateral.

               "UCP" has the meaning set forth in Section 3.09.

               "Unfunded Accrued Benefits" means the excess of a Pension Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

               "United States" and "U.S." each means the United States of America.

        SECTION 1.02 Accounting Principles.

               (a) Accounting Terms. Unless otherwise defined or the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, consistently applied.

               (b) GAAP Changes. If GAAP shall have been modified after the Closing Date and the application of such modified GAAP shall have a material effect on any financial computations hereunder (including the computations required for the purpose of determining compliance with the covenants set forth in Section 10.02), then such computations shall be made and the financial statements, certificates and reports due hereunder shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Banks and the Borrower shall have agreed upon the terms of the application of such modified GAAP.

               (c) "Fiscal Year" and "Fiscal Quarter". References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

        SECTION 1.03 Interpretation. In the Loan Documents, except to the extent the context otherwise requires:

               (i) Any reference to an Article, a Section, a Schedule or an
Exhibit is a reference to an article or Section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

               (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

               (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

               (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."



                                      17.

               (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

               (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

               (vii) Any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

               (viii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

               (ix) The use of a word of any gender shall include each of the masculine, feminine and neuter genders.

               (x) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

                                   ARTICLE II
                                   THE LOANS

        SECTION 2.01 The Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Expiry Date, in an aggregate principal amount up to but not exceeding at any time outstanding such Bank's Revolving Commitment; provided, that the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the aggregate Revolving Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not exceed such Bank's Revolving Commitment. Within the foregoing limits and subject to the other terms and conditions hereof, during such period the Borrower may borrow, repay the Revolving Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof.

        SECTION 2.02 Borrowing Procedure.

                (a) Notice to the Agent. Each Borrowing shall be made on a Business Day upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M.



                                      18.

(California time) on the Required Notice Date. Each such notice, except as provided in Sections 6.01 and 6.04, shall be irrevocable and binding on the Borrower, shall be in substantially the form of Exhibit B (a "Notice of Borrowing") and shall specify whether the Borrowing consists of Reference Rate Loans or Eurodollar Rate Loans and the other information required thereby.

               (b) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of each Borrowing of Revolving Loans, specifying the information contained in the Borrower's Notice and such Bank's Pro Rata Share of such Borrowing. On the date of each Borrowing of Revolving Loans, each Bank shall make available such Bank's Pro Rata Share of such Borrowing of Revolving Loans, in same day or immediately available funds, to the Agent for the Agent's Account, not later than 11:00 A.M. (California time). Upon fulfillment of the applicable conditions set forth in
Article VIII and after receipt by the Agent of any such funds, and unless other payment instructions are provided by the Borrower, the Agent shall make such funds available to the Borrower by crediting the Borrower's Account with same day or immediately available funds on such Borrowing date.

        SECTION 2.03 Non-Receipt of Funds. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank shall not make available, as required by this Agreement, to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such portion available as required by this Agreement to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, and the Agent in such circumstances shall have made available to the Borrower such amount, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. If such amount is not made available by such Bank to the Agent on the Business Day following the Borrowing date, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's Account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        SECTION 2.04 Lending Offices. The Loans made by each Bank may be made from and maintained at such offices of such Bank (each a "Lending Office") as such Bank may from time to time designate (whether or not such office is specified on Schedule 2). A Bank shall not elect a Lending Office (other than that set forth on the signature pages hereof) that, at the time of making such election, increases the amounts which would have been payable by the Borrower to such Bank under this Agreement in the absence of such election. With respect to Eurodollar Rate Loans made from and maintained at any Bank's non-U.S. offices, the obligation of the Borrower to repay such Eurodollar Rate Loans shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including for purposes of the definition of the term "Majority Banks") be deemed made or maintained by it, for the account of any such office.



                                      19.

        SECTION 2.05 Evidence of Indebtedness. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in accordance with its usual practices. The loan accounts maintained by the Agent and each such Bank shall be rebuttable presumptive evidence of the amount of the Loans made by such Bank to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. At the request of any Bank, as additional evidence of the Indebtedness of the Borrower to such Bank resulting from the Revolving Loans made by such Bank, the Borrower shall execute and deliver for account of such Bank a Revolving Note setting forth such Bank's Revolving Commitment as the maximum principal amount thereof.

        SECTION 2.06 Minimum Amounts. Any Borrowing, conversion, continuation or prepayment of Revolving Loans hereunder shall be in an aggregate amount determined as follows (each such specified amount a "Minimum Amount"): (i) any Borrowing or partial prepayment of Reference Rate Revolving Loans shall be in the amount of $1,000,000 or a greater amount which is an integral multiple of $250,000; and (ii) any Borrowing, continuation or partial prepayment of, or conversion into, Eurodollar Rate Loans shall be in the amount of $5,000,000 or a greater amount which is an integral multiple of $1,000,000.

        SECTION 20.7 Required Notice. Any Notice hereunder shall be given not later than the date determined as follows (each such specified date a "Required Notice Date"): (i) any Notice with respect to a Borrowing of, or conversion into, Reference Rate Loans shall be given not later than the Business Day immediately preceding the date of the proposed borrowing or conversion; (ii) any Notice with respect to any Borrowing or continuation of, or conversion into, Eurodollar Rate Loans shall be given at least 3 Eurodollar Business Days prior to the date of the proposed Borrowing, conversion or continuation; (iii) any Notice with respect to any prepayment under Section 5.03(a), except as otherwise provided in Section 5.03(b), be given at least 3 Business Days prior to the proposed prepayment date; (iv) any notice with respect to the issuance of any Letter of Credit shall, except to the extent the Issuing Bank may agree in a particular instance to a shorter notice period in its sole and absolute discretion, be given at least 3 Business Days prior to the proposed issuance date; and (v) any notice with respect to the amendment or renewal of any Letter of Credit shall, except to the extent the Issuing Bank may agree in a particular instance to a shorter notice period in its sole and absolute discretion, be given at least 3 Business Days prior to the proposed amendment or renewal date.

                                   ARTICLE III
                              THE LETTERS OF CREDIT

        SECTION 3.01 The Letter of Credit Subfacility.

               (a) Letters of Credit. On the terms and conditions hereinafter set forth, (i) the Issuing Bank hereby agrees (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Expiry Date to issue Letters of Credit for the account of the Borrower in accordance with Section 3.02(a), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(e), in an aggregate amount not to exceed at any time the aggregate L/C Commitments, and (B) to honor drafts under the Letters of



                                      20.

Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, that the Issuing Bank shall not be obligated to issue any Letter of Credit if (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans shall exceed the aggregate Revolving Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank shall exceed such Bank's Revolving Commitment, or
(3) the Effective Amount of L/C Obligations shall exceed the aggregate L/C Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) Conditions to Issuance. The Issuing Bank shall be under no obligation to issue, amend or reinstate any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Bank or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, amendment or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance, amendment or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Article VIII is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is more than one year after the date of issuance, unless the Majority Banks have approved such expiry date in writing; provided that a Letter of Credit may state that the expiry date thereof is extendible for an additional term as shall be satisfactory to the Issuing Bank (either upon prior notice or automatically) so long as the next succeeding additional term at any time is not more than one year; provided, further, that the Issuing Bank may permit the issuance of evergreen Letters of Credit and Letters of Credit with an expiry date up to two years from their date of issuance in a face amount not to exceed, in the aggregate, $1,000,000.

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable policies of the Issuing Bank;



                                      21.

               (v) any standby Letter of Credit is for the purpose of supporting the issuance or, except for the Existing Letters of Credit, maintenance of any letter of credit issued by any other Person;

               (vi) such Letter of Credit is denominated in a currency other than Dollars; or

               (vii) such Letter of Credit is for the purposes of supporting workers compensation claims or programs.

        SECTION 3.02 Issuance, Amendment and Renewal of Letters of Credit.

               (a) Notice to Issuing Bank of Issuance Request. Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date. Each such request for issuance of a Letter of Credit shall be in writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

               (b) Issuance of Letters of Credit. At least two Business Days prior to the issuance of any Letter of Credit or any amendment or renewal of any Letter of Credit, the Issuing Bank shall confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue, amend or renew a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue, amend or renew such Letter of Credit because such issuance, amendment or renewal is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or clause of Section 3.01(b); or (ii) that one or more conditions specified in Article VIII are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or amend or renew a Letter of Credit, as the case may be, in accordance with the Issuing Bank's usual and customary business practices.

               (c) Notice to Issuing Bank of Amendment Request. From time to time while a Letter of Credit is outstanding and prior to the Revolving Expiry Date, the Issuing Bank shall, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made in writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no



                                      22.

obligation to amend any Letter of Credit, and shall not permit the amendment of a Letter of Credit, if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

               (d) Notice to Issuing Bank of Renewal Request. The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Expiration Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made in writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit, and shall not permit any renewal (including any automatic renewal of a Letter of Credit), if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection (d) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

               (e) Expiry of Letters of Credit. The Issuing Bank may, at its election (or shall, when required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, or take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than that permitted by this Agreement.

               (f) Conflicts with L/C-Related Documents. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

               (g) Delivery of Copies of Letters of Credit. The Issuing Bank shall also deliver to the Agent, concurrently with or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

               (h) Notices to Banks. The Agent shall promptly notify the Banks of the receipt by it of (i) any L/C Application or L/C Amendment Application and
(ii) the issuance,



                                      23.

amendment or renewal of a Letter of Credit hereunder (including the date thereof and the amount, expiry and reference number of such Letter of Credit).

        SECTION 3.03 Existing Letters of Credit, Participations, Drawings and Reimbursements.

               (a) Existing Letters of Credit. The Borrower shall be deemed to have requested the Issuing Bank to issue, as of the Closing Date, to BankAmerica Business Credit, Inc., a Letter of Credit in an amount equal to $1,362,213.23 (on terms acceptable to the Issuing Bank, the Agent and the Banks).

               (b) Participations of Banks in Additional Letters of Credit. Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase and accept from the Issuing Bank, for such Bank's own account and risk, an undivided interest and a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 3.01(a), each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.

               (c) Drawing and Reimbursement. In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Bank prior to 10:00 A.M. (California time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit, in an amount equal to the amount paid by the Issuing Bank on such date under such Letter of Credit. In the event the Borrower shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 A.M. (California time) on the same date such drawing is honored by the Issuing Bank, the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify each Bank thereof (including the amount of the drawing and such Bank's Pro Rata Share thereof), and the Borrower shall be deemed to have requested that Reference Rate Loans be made by the Banks to be disbursed on the date of payment by the Issuing Bank under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in clauses (b) and (c) of Section 8.02. The Borrower hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in
Section 2.06 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant hereto may be telephonic if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (d) Funding by Banks. Each Bank shall upon receipt of any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in same day or immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(c))



                                      24.

each be deemed to have made a Revolving Loan consisting of a Reference Rate Loan to the Borrower in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 Noon (California time) on the date such drawing was honored by the Issuing Bank (the "Participation Date"), then interest shall accrue on such Bank's obligation to make such payment, from the Participation Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Participation Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Reference Rate as in effect from time to time. The Agent shall promptly give notice of the occurrence of the Participation Date, but failure of the Agent to give any such notice on the Participation Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

               (e) L/C Unreimbursed Drawings. With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Reference Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in clauses (b) and (c) of Section 8.02 or for any other reason, the Borrower shall be obligated to the Issuing Bank for an L/C Unreimbursed Draw in the amount of such drawing, which L/C Unreimbursed Draw shall be due and payable on demand, together with interest, and shall bear interest at a rate per annum equal to the Reference Rate, plus the then applicable Applicable Margin plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Unreimbursed Draw and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

               (f) Obligation of Banks Absolute. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

        SECTION 3.04 Repayment of Participations. Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has theretofore paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest thereon, the Agent shall pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank. If the Agent or the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection
(a) in reimbursement of a



                                      25.

payment made under the Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        SECTION 3.05 Role of the Issuing Bank.

               (a) No Responsibility of Issuing Bank. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent/IB-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses
(i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               (b) No Liability of Agent/IB-Related Persons. No Agent/IB-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

        SECTION 3.06 Obligations of Borrower Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Unreimbursed Draw and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:



                                      26.

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any bankruptcy, reorganization or other insolvency proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

               SECTION 3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Unreimbursed Draw hereunder, or (B) if, as of the Revolving Expiry Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in Section 5.03(b) requiring the Borrower to cash collateralize Letters of Credit, the Borrower shall immediately pay over cash in an amount equal to the L/C Obligations to the Agent for the benefit of the Banks, to be held by the Agent as cash collateral subject to the terms of this Section 3.07. Such amount, together with any amount received by the Agent in respect of outstanding Letters of Credit pursuant to
Section 11.02, when received by the Agent, shall be held by the Agent in a cash collateral account opened by the Agent as cash collateral for the reimbursement obligations of the Borrower under this Agreement in respect of the L/C Obligations and for the other Obligations. Such cash collateral shall not bear interest. Amounts held in such cash collateral



                                      27.

account shall be applied by the Agent to the reimbursement of the Issuing Bank for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all L/C Obligations shall have been satisfied and all other Obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower hereby grants the Agent (for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks) a security interest in all such cash collateral. The Borrower shall execute such further agreements, documents, instruments or financing statements as the Agent reasonably deems necessary in connection therewith. This Agreement shall constitute notice to the Agent of the security interests in such deposit accounts pursuant to Section 9303(1)(g) of the California UCC.

        SECTION 3.08 Letter of Credit Fees.

               (a) Certain Letter of Credit Fees. The Borrower shall pay (i) to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to the Applicable L/C Fee Amount then in effect of the average daily maximum amount available to be drawn on the outstanding Letters of Credit, and (ii) upon and after a syndication of this facility, to the Issuing Bank a letter of credit fronting fee with respect to the Letters of Credit equal to 1/4% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed in each case on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Expiry Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Expiry Date (or such expiration date).

               (b) Certain Additional Fees and Charges. The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby or commercial letters of credit as from time to time in effect.

               (c) Fees Nonrefundable. All fees and charges payable under this
Section 3.08 shall be nonrefundable.

        SECTION 3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this
Article III as if incorporated herein and shall (unless otherwise expressly stated in the relevant Letters of Credit) apply to the Letters of Credit.



                                      28.

                                   ARTICLE IV
                  INTEREST AND FEES; CONVERSION OR CONTINUATION

        SECTION 4.01 Interest.

               (a) Interest Rate. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates:

                   (i) during such periods as such Loan is a Reference Rate Loan, at a rate per annum equal at all times to the Reference Rate plus the Applicable Margin;

                   (ii) during such periods as such Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Eurodollar Rate Loan to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

               (b) Interest Periods for Eurodollar Loans. The initial and each subsequent Interest Period for the Eurodollar Rate Loans, shall be a period of one, two, or three months, or such other period as requested by the Borrower and acceptable to the Banks. The determination of Interest Periods shall be subject to the following provisions:

               (A) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (B) if any Interest Period pertaining to an Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (C) no Interest Period shall extend beyond the Revolving Expiry Date;

               (D) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Eurodollar Business Day of the ending calendar month of such Interest Period;

               (E) there shall be no more than six Interest Periods in effect at any one time.

               (c) Interest Payment Dates. Subject to Section 4.02, interest on the Loans shall be payable in arrears at the following times:

               (i) interest on each Reference Rate Loan shall be payable quarterly on the last Business Day in each calendar quarter, on the date of any prepayment or conversion of any such Reference Rate Loan, and at maturity;

               (ii) interest on each Eurodollar Rate Loan shall be payable on the last day of each Interest Period for such Eurodollar Rate Loan, provided that if any prepayment, conversion,




                                      29.

or continuation is effected other than on the last day of such Interest Period, accrued interest on such Eurodollar Rate Loan shall be due on such prepayment, conversion or continuation date as to the principal amount of such Eurodollar Rate Loan prepaid, converted or continued.

               (d) Notice to the Borrower and the Banks. Each determination by the Agent hereunder of a rate of interest and of any change therein, including any changes in (i) the Applicable Margin, (ii) the Reference Rate during any periods in which Reference Rate Loans shall be outstanding, and (iii) the Eurodollar Reserve Percentage (if any) during any periods in which Eurodollar Rate Loans shall be outstanding, in the absence of manifest error shall be conclusive and binding on the parties hereto and shall be promptly notified by the Agent to the Borrower and the Banks. Such notice shall set forth in reasonable detail the basis for any such determination or change. The failure of the Agent to give any such notice specified in this subsection shall not affect the Borrower's obligation to pay such interest or fees.

        SECTION 4.02 Default Rate of Interest. Notwithstanding Section 4.01, during the existence of any Event of Default or after acceleration, the Borrower shall pay interest (after as well as before any entry of judgment to the extent permitted by law) on the unpaid principal amount of all Obligations, (i) in the case of any Loans, at a rate per annum equal to the applicable Reference Rate or Eurodollar Rate, as the case may be, plus the Applicable Margin for such Loans, plus 2% per annum, and (ii) in the case of any other Obligations, at a rate per annum equal at all times to the Reference Rate plus the then applicable Applicable Margin plus 2% per annum; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the Borrower shall pay interest on the principal amount of such Loan, during the continuation of such Event of Default or after acceleration, at a rate per annum equal at all times to the Reference Rate plus the then applicable Applicable Margin plus 2% per annum.

        SECTION 4.03 Fees.

               (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment as in effect from time to time from the Closing Date until the Revolving Expiry Date at a rate per annum equal to the Applicable Commitment Fee Amount, payable quarterly in arrears on the last Business Day of each calendar quarter in each year, commencing on the first such date after the Closing Date, and on the earlier of the date such Revolving Commitment is terminated hereunder or the Revolving Expiry Date; and

               (b) Other Fees. The Borrower agrees to pay to the Agent for its own account such fees as shall be specified in the Fee Letter.

               (c) Fees Nonrefundable. All fees payable under this Section 4.03 shall be nonrefundable.

        SECTION 4.04 Computations. All computations of interest based upon the Reference Rate (unless accruing based on the Federal Funds Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the



                                      30.

period for which such interest is payable. All computations of commitment fee, letter of credit fee, interest based upon the Federal Funds Rate and Eurodollar Rate shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee, Letter of Credit fee or interest is payable, which results in more interest being paid than if computed on the basis of a 365-day year. Notwithstanding the foregoing, if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

        SECTION 4.05 Conversion or Continuation.

               (a) Election. The Borrower may elect (i) to convert all or any part of (A) outstanding Reference Rate Loans into Eurodollar Rate Loans, or (B) outstanding Eurodollar Rate Loans into Reference Rate Loans; or (ii) to continue all or any part of a Loan with one type of interest rate as such; provided, however, that if the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Eurodollar Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans, as the case may be, shall terminate. The continued or converted Reference Rate and Eurodollar Rate Loans shall be allocated to the Banks ratably in accordance with their Pro Rata Shares. Any conversion or continuation of Eurodollar Rate Loans shall be made on the last day of the current Interest Period for such Eurodollar Rate Loans. No outstanding Loan may be converted into or continued as a Eurodollar Rate Loan if any Default has occurred and is continuing.

               (b) Automatic Conversion. On the last day of any Interest Period for any Eurodollar Rate Loans, such Eurodollar Rate Loans shall, if not repaid, automatically convert into Reference Rate Loans unless the Borrower shall have made a timely election to continue such Eurodollar Rate Loans as such for an additional Interest Period or to convert such Eurodollar Rate Loans, in each case as provided in subsection (a) .

               (c) Notice to the Agent. The conversion or continuation of any Loans contemplated by subsection (a) shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Conversion or Continuation") shall, except as provided in Sections 6.01 and 6.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (i) the proposed date of the conversion or continuation, which shall be a Business Day (or a Eurodollar Business Day, for conversions into or continuations of Eurodollar Rate Loans); (ii) the outstanding Loans (or parts thereof) to be converted into or continued as Reference Rate or Eurodollar Rate Loans; (iii) the aggregate amount of the Loans which are the subject of such continuation or conversion, which shall be in a Minimum Amount; (iv) if the conversion or continuation consists of any Eurodollar Rate Loans, the duration of the Interest Period with respect thereto; and (v) that no Default exists hereunder.

               (d) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of (i) the proposed conversion or



                                      31.

continuation of any Loans, specifying the information contained in the Borrower's Notice and such Bank's Pro Rata Share thereof or (ii), if timely notice was not received from the Borrower, the details of any automatic conversion under subsection 4.05(b).

        SECTION 4.06 Replacement of Reference Banks. If the Loan of any Eurodollar Reference Bank is prepaid in full or its Commitment shall terminate (otherwise than on termination of all the Commitments), or if a Eurodollar Reference Bank transfers its Loans in full to an unaffiliated Person or otherwise shall cease to be a Bank hereunder, the Agent shall, in consultation with the Borrower and with the approval of the Majority Banks, appoint another similarly situated Bank to replace such Bank as a Eurodollar Reference Bank, as the case may be.

        SECTION 4.07 Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Bank in connection with this Agreement under applicable law (the "Maximum Rate"), the Borrower shall not be obligated to pay, and such Bank shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.


                                   ARTICLE V
                            REDUCTION OF COMMITMENTS;
                              REPAYMENT; PREPAYMENT

        SECTION 5.01 Reduction or Termination of the Commitments.

               (a) Optional Reduction or Termination. The Borrower may, upon prior notice to the Agent as provided herein, terminate in whole or reduce ratably in part, as of the date specified by the Borrower in such notice, any then unused portion of the respective Revolving Commitments (including the L/C Commitments); provided, however, that each partial reduction shall be in a Minimum Amount; and provided further, however, that no such reduction or termination shall be permitted if the Effective Amount of Revolving Loans and L/C Obligations would exceed the amount of the aggregate Revolving Commitments thereafter in effect; and provided further, however, that once reduced in accordance with this Section 5.01, the Revolving Commitment of any Bank may not be increased. The amount of any such Revolving Commitment reductions shall not be applied to the L/C Commitments unless otherwise specified by the Borrower. All accrued commitment and letter of credit fees to, but not including, the effective date of any such reduction or termination shall be payable on the effective date of such reduction or termination.

               (b) Mandatory Termination. The Revolving Commitments shall terminate on the Revolving Expiry Date.



                                      32.

        SECTION 5.02 Repayment of the Loans. The Borrower shall repay to the Banks in full on the Revolving Expiry Date the aggregate principal amount of the Revolving Loans outstanding on such date.

        SECTION 5.03 Prepayments.

               (a) Optional Prepayments. Subject to Section 6.02, Borrower may, upon prior notice to the Agent not later than the Required Notice Date, prepay the outstanding amount of the Loans in whole or ratably in part, without premium or penalty. Partial prepayments shall be in Minimum Amounts. The Borrower shall not be entitled to make any prepayments of Eurodollar Rate Loans other than on the last day of the applicable Interest Period without the prior consent of the Banks.

               (b) Mandatory Prepayments. (i) Subject to Section 6.02, if on any date the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall exceed the aggregate Revolving Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans by an amount equal to the applicable excess. Any such prepayment shall be applied first to the L/C Advances, secondly to the Reference Rate Loans and thirdly to Eurodollar Rate Loans. Additionally, if on any date the aggregate outstanding amount of L/C Obligations shall exceed the aggregate L/C Commitments, the Borrower shall cash collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitments.

               (ii) Upon the sale, transfer or other disposition of any Substantial Assets, the Borrower shall, within one Business Day of the Borrower's or such Subsidiary's receipt of the proceeds thereof, prepay the outstanding principal amount of the Loans, in an amount equal to the Net Cash Proceeds therefrom.

               (c) Notice; Application. The notice given of any prepayment (a "Notice of Prepayment") shall specify the date and amount of the prepayment and whether the prepayment is of Reference Rate or Eurodollar Rate Loans or a combination thereof, and if of a combination thereof the amount of the prepayment allocable to each. Such Notice of Prepayment shall also specify whether the prepayment is of L/C Advances, Revolving Loans or a combination thereof. Upon receipt of the Notice of Prepayment the Agent shall promptly notify each Bank thereof. If the Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section
6.02. Except as otherwise provided herein, prepayments of Loans to be applied pursuant to this subsection 5.03(c) shall be applied (i) first, to L/C Advances,
(ii) secondly, to the Reference Rate Loans and (iii) thirdly, to the Eurodollar Rate Loans.


                                   ARTICLE VI
                         YIELD PROTECTION AND ILLEGALITY

        SECTION 6.01 Inability to Determine Rates. If the Agent shall determine that adequate and reasonable means do not exist to ascertain the Eurodollar Rate, or the Majority



                                      33.

Banks shall determine that the Eurodollar Rate does not accurately reflect the cost to the Banks of making or maintaining Eurodollar Rate Loans, then the Agent shall give telephonic notice (promptly confirmed in writing) to the Borrower and each Bank of such determination. Such notice shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent (upon the instructions of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any Notice then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the Notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Eurodollar Rate Loans, as the case may be.

        SECTION 6.02 Funding Losses. In addition to such amounts as are required to be paid by the Borrower pursuant to Section 6.03, the Borrower shall compensate each Bank, promptly upon receipt of such Bank's written request made to the Borrower (with a copy to the Agent), for all losses, costs and expenses (including any loss or expense incurred by such Bank in obtaining, liquidating or re-employing deposits or other funds to fund or maintain its Eurodollar Rate Loans), if any, which such Bank sustains: (i) if the Borrower repays, converts or prepays any Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan (whether as a result of an optional prepayment, mandatory prepayment, a payment as a result of acceleration or otherwise); (ii) if the Borrower fails to borrow a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section 6.01 or 6.04); (iii) if the Borrower fails to convert into or continue a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section
6.01 or 6.04); or (iv) if the Borrower fails to prepay a Eurodollar Rate Loan after giving its Notice. Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes.

        SECTION 6.03 Regulatory Changes.

               (a) Increased Costs. If after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or compliance by any Bank (or its Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB, but excluding with respect to any Eurodollar Rate Loan any such requirement included in the calculation of the Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or on the interbank eurodollar market any other condition affecting any Bank's Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans or its other obligations hereunder, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of agreeing to make or making, funding or maintaining any Loan or participating in any L/C Obligations, or increase the cost to the Issuing Bank of agreeing to issue or issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of




                                      34.

Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) or the Issuing Bank under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such increased cost or reduction.

               (b) Capital Requirements. If any Bank shall have determined that any Regulatory Change regarding capital adequacy, or compliance by such Bank (or any corporation controlling such Bank), with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or shall have the effect of reducing the rate of return on such Bank's, the Issuing Bank's or such corporation's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank, the Issuing Bank or such corporation would have achieved but for such adoption, change or compliance (taking into consideration such Bank's, the Issuing Bank's or corporation's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such reduction.

               (c) Requests. Any such request for compensation by a Bank under this Section 6.03 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, such Bank may use any reasonable averaging and attribution methods.

        SECTION 6.04 Illegality. If any Bank shall determine that it has become unlawful, as a result of any Regulatory Change, for such Bank to make, convert into or maintain Eurodollar Rate Loans as contemplated by this Agreement, such Bank shall promptly give notice of such determination to the Borrower (through the Agent), and (i) the obligation of such Bank to make or convert into Eurodollar Rate Loans, shall be suspended until such Bank gives notice that the circumstances causing such suspension no longer exist; and (ii) each of such Bank's outstanding Eurodollar Rate Loans shall, if requested by such Bank, be converted into a Reference Rate Loan not later than upon expiration of the Interest Period related to such Eurodollar Rate Loan, or, if earlier, on such date as may be required by the applicable Regulatory Change, as shall be specified in such request. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

        SECTION 6.05 Funding Assumptions. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Article VI, each Eurodollar Rate Loan made by a Bank (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Interbank Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

        SECTION 6.06 Obligation to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 6.03(a) or 6.04, and in any event if so requested by the Borrower, each



                                      35.

Bank shall use reasonable efforts to make, fund or maintain its affected Eurodollar Rate Loans through another Lending Office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such Eurodollar Rate Loans through such other Lending Office would not in any material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.


                                  ARTICLE VII
                                    PAYMENTS

        SECTION 7.01 Pro Rata Treatment. Except as otherwise provided in this Agreement, each Borrowing hereunder, each Commitment reduction, each payment (including each prepayment) by the Borrower on account of the principal, interest drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off or counterclaim and, except as otherwise expressly provided with respect to drawings under Letters of Credit, shall be made ratably in accordance with the Pro Rata Shares. Each conversion or continuation of Loans shall also be made ratably in accordance with the respective Pro Rata Shares of the Banks.

        SECTION 7.02         Payments.

               (a) Payments. The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense, not later than 11:00 A.M. (California time) on the day when due to the Agent in Dollars and in same day or immediately available funds, to the Agent's Account. The Agent shall promptly thereafter distribute like funds relating to the payment on account of principal, interest, drawings under Letters of Credit, letter of credit fee or commitment fee or any other amounts payable to the Banks or to the Issuing Bank, as the case may be, ratably (except as a result of the operation of Article V) to the Banks in accordance with their Pro Rata Shares, or to the Issuing Bank, as the case may be.

               (b) Authorization to Agent. To effectuate any payment of principal and interest by the Borrower hereunder, the Agent shall, and the Borrower hereby authorizes the Agent to, charge any deposit account of the Borrower with the Agent for the amount of such payment on the due date thereof. If the collected credit balance of such account on such date shall be insufficient to cover the full payment due, the Borrower shall immediately upon demand remit to the Agent the full amount of such deficiency. The Agent may (but shall not be obligated to), and the Borrower hereby authorizes the Agent to, charge any such account of the Borrower for the amount of any other payment which is not made by the time specified in subsection (a). The Agent shall promptly notify the Borrower after charging any such account.

               (c) Authorization to Banks. The Borrower hereby authorizes each Bank, if and to the extent the Borrower has failed to pay amounts due hereunder and as a result payment owed to such Bank is not made when due hereunder, to charge from time to time any or all of the Borrower's accounts with such Bank for any amount so due. Each Bank receiving any payment



                                      36.

as a result of charging any such account shall promptly notify the Borrower thereof (through the Agent).

               (d) Application. (i) Unless the Agent shall receive a timely election by the Borrower with respect to the application of any principal payments, each payment of principal by the Borrower shall be applied (A) first, to the Reference Rate Loans then outstanding and (B) secondly, to the Eurodollar Rate Loans then outstanding (in such manner as the Agent shall determine in its sole discretion). Additionally, unless specified in such election or otherwise provided herein, payments of principal shall be applied first to the L/C Advances, and secondly to Revolving Loans. (ii) Each payment by or on behalf of the Borrower hereunder shall, unless a specific determination is made by the Agent and the Majority Banks with respect thereto, be applied in the following order: (A) first, to any fees, costs, expenses and other amounts due the Agent;
(B) secondly, to any fees, costs, expenses and other amounts (other than principal and interest) due the Banks; (C) thirdly, to accrued and unpaid interest due the Banks; and (D) fourthly, to principal due the Banks.

               (e) Extension. Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, letter of credit fee or commitment fee hereunder.

        SECTION 7.03 Taxes.

               (a) No Reduction of Payments. The Borrower shall pay all amounts of principal, interest, fees and other amounts due under the Loan Documents free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of each Bank and the Agent, income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or the Agent is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein, and by the jurisdiction of such Bank's Lending Office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, the Borrower shall increase the amount paid so that the respective Bank or the Agent receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this
Section 7.03), the full amount of the payment provided for in the Loan
Documents.

               (b) Deduction or Withholding; Tax Receipts. If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Agent (for itself or for redelivery to the Bank to or for the account of which such payment was made) an original or certified copy of a receipt evidencing payment




                                      37.

thereof, together with such other information and documents as the Agent or any Bank (through the Agent) may reasonably request.

               (c) Indemnity. If any Bank or the Agent is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against any Bank or the Agent, the Borrower shall indemnify the Agent and the Banks for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable under this Section 7.03, whether or not such payment or liability was correctly or legally asserted. A certificate of the Agent or any Bank as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes.

               (d) Lender Representations. (i) Each Bank represents and warrants that it is entitled to receive any payments hereunder without the withholding of any tax and will furnish to Agent such forms, certificates, statements and other documents as Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.
(ii) Without limiting the effect of the foregoing, if a Bank is not created or organized under the laws of the United States or any state thereto, such Bank further represents and warrants either (A) that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of the trade or business and are or will be includible to its gross income or, (B) if Bank is not engaged in a U.S. trade or business with which such payments are effectively connected, that such Bank is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to qualify for the exemption from tax.

               (e) Form 1001 and 4224. Each Bank agrees that it will, immediately upon the request of Agent, furnish to Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certificates, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. If a Bank determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, such Bank shall promptly notify Agent of such fact and Agent may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to such Bank hereunder. Agent shall not be obligated to make any payments hereunder to a Bank in respect of such Bank's Pro Rata Share of any payments hereunder until such Bank shall have furnished to Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to such Bank hereunder.

               (f) Bank's Indemnity. Each Bank shall reimburse, indemnify and hold Agent harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Agent due to the Agent's reliance upon the representation hereby made by such Bank that it is exempt form withholding of tax. Unless Agent receives



                                      38.

written notice to the contrary, each Bank shall be deemed to have made the representations contained in this Section on the Closing Date and in each subsequent tax year of such Bank.

               (g) Mitigation. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to make any payment in respect of Taxes to such Bank or a payment in indemnification with respect to any Taxes, and in any event if so requested by the Borrower following such occurrence, each Bank shall use reasonable efforts to make, fund or maintain its affected Loan (or relevant part thereof) through another Lending Office if as a result thereof the additional amounts so payable by the Borrower would be avoided or materially reduced and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such Loan (or relevant part thereof) through such other Lending Office would not in any material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.

        SECTION 7.04 Non-Receipt of Funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any of the Banks hereunder that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

        SECTION 7.05 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to a provision hereof providing for non-pro rata treatment) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith advise the Agent of the receipt of such payment, and within five Business Days of such receipt purchase from the other Banks (through the Agent), without recourse, such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 7.05 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 7.05 shall be required to implement the terms of this Section 7.05. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 7.05 and shall in each case notify the Banks following any such purchases.



                                      39.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

        SECTION 8.01 Conditions Precedent to the Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

               (a) Fees and Expenses. The Borrower shall have paid (i) all fees then due in accordance with Section 4.03 and (ii) all invoiced costs and expenses then due in accordance with Section 13.04(a).

               (b) Loan Documents. The Agent shall have received the following Loan Documents: (i) the Revolving Notes, executed by the Borrower, for any Banks requesting Revolving Notes; (ii) (in sufficient copies for each of the Agent, the Banks and the Borrower) counterparts of this Agreement, and (iii) the Collateral Documents, executed by each of the respective parties thereto.

               (c) Documents and Actions Relating to Collateral. The Agent shall have received the following, in form and substance satisfactory to it and the Banks, the results, dated as of a recent date prior to the Closing Date, of searches conducted in the UCC filing records in each of the governmental offices in California, Delaware, Arizona and New York, which shall have revealed no Liens with respect to any of the Collateral except Permitted Liens.

               (d) Additional Closing Documents and Actions. The Agent shall have received the following, in form and substance satisfactory to it and the
Banks:

               (i) a copy of the issued BABC Letter of Credit and evidence of the acceptance of such Letter of Credit by Bank of America National Trust and Savings Association.

               (ii) a copy of a pay off letter from BankAmerica Business Credit, Inc. to Borrower in form and substance satisfactory to Agent and the Banks;

               (iii) evidence of completion to the satisfaction of the Agent and the Banks of such investigations, reviews and audits with respect to the Borrower and its operations as the Agent or any Bank may deem appropriate;

               (iv) evidence that all insurance required under this Agreement and the Collateral Documents is in full force and effect and all endorsements thereto required under this Agreement and the Collateral Documents;

               (v) evidence that all (A) authorizations or approvals of any Governmental Authority and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained;

               (vi) (in sufficient copies for the Banks) the audited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1998, and




                                      40.

the related consolidated statements of income, shareholders' equity and cash flows, for the fiscal quarter then ended;

               (vii) a completed Compliance Certificate, dated the Closing Date, as of the end of the immediately preceding fiscal quarter; and

               (viii) a certificate of a Responsible Officer of the Borrower, dated the Closing Date, stating that (A) the representations and warranties contained in Section 9.01 and in the other Loan Documents are true and correct on and as of the date of such certificate as though made on and as of such date and (B) on and as of the Closing Date, no Default shall have occurred and be continuing or shall result from the initial Credit Extension.

               (e) Corporate Documents. The Agent shall have received the following, in form and substance satisfactory to it:

               (i) certified copies of the certificate of incorporation of the Borrower, together with certificates as to good standing, from the Secretary of State or other Governmental Authority, as applicable, of the state of Delaware and certificates from the Secretary of State or other Governmental Authority, as applicable, of the states of Arizona, California, Georgia, Maryland, Massachusetts, New Jersey, New York, Texas and Virginia as to the Borrower's status as a foreign corporation, each dated as of a recent date prior to the Closing Date;

               (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying (A) copies of the bylaws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and
(B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Loan Documents and act with respect thereto, upon which certificate the Agent and the Banks may conclusively rely until the Agent shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower canceling or amending such prior certificate.

               (f) Legal Opinions. The Agent shall have received the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a professional corporation, counsel to the Borrower, dated the Closing Date, in substantially the form of Exhibit J.

        SECTION 8.02 Conditions Precedent to All Credit Extensions. The obligation of each Bank to make any Credit Extension to be made by it hereunder (including its initial Credit Extension) is subject to the satisfaction of the following conditions precedent on the relevant Credit Extension date:

               (a) Notice. The Agent shall have received a Notice of Borrowing; or in the case of any issuance, amendment or renewal of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

               (b) Material Adverse Effect. On and as of the date of such Credit Extension, there shall have occurred no Material Adverse Effect since the date of this Agreement (in the



                                      41.

case of the initial Credit Extension) or the date of the most recent Credit Extension (in the case of any subsequent Credit Extension), as the case may be.

               (c) Representations and Warranties; No Default. On the date of such Credit Extension, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 9.01 and in the other Loan Documents shall be true, correct and complete on and as of the date of such Credit Extension date as though made on and as of such date; and (ii) no Default shall have occurred and be continuing or shall result from such Credit Extension. For purposes of this
Section 8.02(c), clause (i) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 9.01(p); clause (i) and shall not be deemed to refer to any other representations and warranties which relate solely to an earlier date (provided that such other representations and warranties shall be true, correct and complete as of such earlier date); and clause (i) shall take into account any amendments to the Schedules and other disclosures made in writing by the Borrower to the Agent and the Banks after the Closing Date and approved by the Agent and the Majority Banks. The giving of any Notice of Borrowing, the submission of any L/C Application or L/C Amendment Application, and the acceptance by the Borrower of the proceeds of each Borrowing following the Closing Date, shall each be deemed a certification to the Agent and the Banks that on and as of the date of such Credit Extension such statements are true.

               (d) Perfection of Collateral Documents. Should the Agent and the Banks be authorized to perfect their security interests granted pursuant to the Collateral Document pursuant to Section 11.03, such security interests shall have been perfected to the satisfaction of the Agent and Majority Banks.

               (e) Additional Documents . The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

               (f) Post-Closing Conditions . Unless and until the covenants set forth in Section 10.02(m)(i) shall have been fulfilled to the satisfaction of the Agent and the Banks, no Bank shall be required to make any Credit Extension if the amount of such Credit Extension when aggregated with all other Credit Extensions then outstanding would exceed $14,398,743.02.

               (g) Government Division Disposal . If the Borrower disposes of the Government Division without the prior written consent of Agent, no Bank shall be required to make any Credit Extension unless and until the terms of such disposal have been approved, in its sole discretion, by the Agent.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

        SECTION 9.01 Representations and Warranties. The Borrower represents and warrants to each Bank and the Agent that:



                                      42.

               (a) Organization and Powers. Each of the Borrower and its Subsidiaries is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to the Borrower, to execute, deliver and perform its obligations under the Loan Documents.

               (b) Authorization; No Conflict. The execution, delivery and performance by the Borrower and each Subsidiary of each of the Loan Documents to which they are respectively party has been duly authorized by all necessary corporate action of the Borrower and such Subsidiaries and does not and will not
(i) contravene the terms of the certificate of incorporation and the bylaws of the Borrower and such Subsidiaries or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any such Subsidiary (as the case may be) is a party or by which they or their properties may be bound or affected; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Borrower or any such Subsidiary (as the case may be); or (iii) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any such Subsidiary (as the case may be).

               (c) Binding Obligation. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Borrower and each Subsidiary party to any Loan Document, enforceable against the Borrower and any such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to the enforcement of remedies.

               (d) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower or any Subsidiary of any of the Loan Documents, except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Agent on behalf of the Banks and the consent of BankAmerica Business Credit in connection with the termination of the Existing BABC Credit.

               (e) No Defaults. Neither the Borrower nor any of its Subsidiaries is in material default under any contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

               (f) Title to Properties; Liens. The Borrower and its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, their properties and assets, including all property forming a part of the Collateral, and there is no Lien upon or with respect to any of such properties or assets, including any of the Collateral, except for Permitted Liens.

               (g) Litigation. Except to the extent specifically disclosed in
Schedule 7, there are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge,



                                      43.

threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to the Borrower or any such Subsidiary would result in a Material Adverse Effect.

               (h) Compliance with Environmental Laws. Each of the Borrower and its Subsidiaries is in full compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of its Premises or the conduct of any business thereon, or otherwise except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Borrower, any of its Subsidiaries nor, to the best of the Borrower's knowledge, any previous owner, tenant, occupant, user or operator of the Premises, or any present tenant or other present occupant, user or operator of the Premises has used, generated, manufactured, installed, treated, released, stored or disposed of any Hazardous Substances on, under, or at the Premises, except in compliance with all applicable Environmental Laws except where failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect. To the best of the Borrower's knowledge, no Hazardous Substances have at any time been spilled, leaked, dumped, deposited, discharged, disposed of or released on, under, at or from the Premises, nor have any of the Premises been used at any time by any Person as a landfill or waste disposal site. There are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances which, if adversely determined to the Borrower or any Subsidiary would result in a Material Adverse Effect.

               (i) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

               (j) ERISA.

               (i) The Borrower and all ERISA Affiliates have satisfied all applicable contribution requirements under Section 412(c)(11) of the Internal Revenue Code and have never sought a waiver under Section 412(d) of the Internal Revenue Code;

               (ii) no Termination Event has occurred and is continuing, or is reasonably expected to occur;

               (iii) the aggregate amount of Unfunded Accrued Benefits under all Pension Plans (excluding in such computation Pension Plans with assets greater than accrued benefits) does not exceed $500,000;

               (iv) there is no condition or event under which the Borrower, any ERISA Affiliate, or any Plan maintained by the Borrower or any ERISA Affiliate could be subject to any



                                      44.

risk of material liability under ERISA or the Internal Revenue Code, regardless of whether the Borrower or any ERISA Affiliate engaged in a transaction giving rise to the liability;

               (v) neither the Borrower nor any ERISA Affiliate has any unfunded or contingent liability that exceeds $500,000 with respect to Plans that provide post-retirement welfare benefits;

               (vi) all Plans maintained by, or contributed to by, the Borrower or any ERISA Affiliate comply in all material respects, and have been administered in material compliance with, the requirements of applicable law (including, if applicable, foreign law, ERISA and the Internal Revenue Code), and in accordance with each Plan's terms.

               (k) Subsidiaries. The name, capital structure and ownership of each Subsidiary of Borrower as at the date of this Agreement is as set forth in
Schedule 6. All of the outstanding capital stock of, or other interest in, each such Subsidiary has been validly issued, and is fully paid and nonassessable. Except as set forth in such Schedule, on the date of this Agreement the Borrower has no equity interest in any Person.

               (l) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the FRB). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (m) Taxes. Each of the Borrower and its Subsidiaries has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

               (n) Patents and Other Rights. Each of the Borrower and its Subsidiaries possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business and neither the Borrower nor any such Subsidiary is in violation of any rights of others with respect to the foregoing which violation could reasonably be expected to result in a Material Adverse Effect.

               (o) Insurance. The properties of the Borrower and its Subsidiaries are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates.

               (p) Financial Statements and Projections. (i) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1998, and the related consolidated statements of income, shareholders' equity and




                                      45.

cash flows for the quarter then ended fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations of the Borrower and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the September 30, 1998 financial statements, to normal year-end adjustments.
(ii) Since June 30, 1998, there has been no Material Adverse Effect. (iii) The pro forma financial statements of the Borrower and its Subsidiaries previously supplied to the Agent were prepared in accordance with GAAP, and as of the date of their delivery to Agent fairly presented the pro forma financial condition of the Borrower and its Subsidiaries, and the financial projections previously supplied to the Agent, as of the date of their delivery to Agent, represented the Borrower's best estimates and assumptions as to future performance, which the Borrower believes to be fair and reasonable as of the time made in the light of then-current and reasonably foreseeable business conditions.

               (q) Liabilities. Neither the Borrower nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection 9.01(p)(i), the notes thereto or otherwise disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since June 30, 1998.

               (r) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no Event of Loss has occurred with respect to any assets or property of the Borrower or any of its Subsidiaries, which may result in a Material Adverse Effect.

               (s) Solvency. Each of the Borrower and its Subsidiaries is Solvent.

               (t) Disclosure. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, certificate or written statement furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or the Banks in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading, as of the time made or delivered.

               (u) Collateral Documents. The provision of each of the Collateral Documents are effective to create in favor of the Agent, for the benefit of itself and the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral described therein. Upon filing of duly signed UCC financing statements, Patent and Trademark Office filings and Copyright Office filings, the Agent will have a perfected security interest in the Collateral, subject only to Permitted Liens.



                                      46.

                                   ARTICLE X
                                    COVENANTS

        SECTION 10.01 Reporting Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

               (a) Financial Statements and Other Reports. The Borrower shall furnish to the Agent in sufficient copies for distribution to the Banks:

               (i) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year or 90 days (in the case of the fourth fiscal quarter), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report thereon of Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing acceptable to the Majority Banks, which report shall be unqualified as to scope of audit or the status of the Borrower and its Subsidiaries as a going concern and the Borrower shall use its best efforts to ensure that such report shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such independent public accountants in form and substance satisfactory to the Agent;

               (iii) together with the financial statements required pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period;

               (iv) promptly upon receipt thereof, copies of all reports submitted to the Borrower by its independent certified public accountants in connection with each annual, interim or special audit examination of the Borrower and its Subsidiaries made by such accountants, including the "management letter" submitted by such accountants to the Borrower in connection with their annual audit;



                                      47.

               (v) as soon as available and in any event not less than 30 days prior to the start of each fiscal year, a consolidated financial forecast for the Borrower and its Subsidiaries for the following three fiscal years, including forecasted consolidated balance sheets, consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries, which forecast shall (A) state the assumptions used in the preparation thereof, (B) contain such other information as requested by any Bank and (C) be in form satisfactory to the Majority Banks;

               (vi) promptly after the same are released, copies of all press releases; and

               (vii) promptly after the giving, sending or filing thereof, copies of all reports, if any, which the Borrower or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Borrower or any of its Subsidiaries with the SEC or any national securities exchange.

As to any information contained in materials furnished pursuant to clause (vii), the Borrower shall not be separately required to furnish such information under clause (i) or (ii), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (i) and (ii) at the times specified therein.

               (b) Additional Information. The Borrower will furnish to the
Agent:

               (i) promptly after the Borrower has knowledge or becomes aware thereof, notice of the occurrence of any Event of Loss with respect to its property or assets aggregating $1,000,000 (or its equivalent in another currency) or more;

               (ii) promptly after the Borrower has knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

               (iii) prompt written notice of (A) any proposed acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that could reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Substances required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances which could reasonably be expected to result in a Material Adverse Effect;

               (iv) prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which (A) if adversely determined would involve an aggregate liability of $1,000,000 (or its equivalent in another currency) or more, or (B) otherwise may have a Material Adverse Effect;

               (v) promptly after the Borrower has knowledge or becomes aware thereof, (A) notice of the occurrence of any Termination Event, together with a copy of any notice of such



                                      48.

Termination Event to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

               (vi) the information regarding insurance maintained by the Borrower and its Subsidiaries as required under Section 10.03(c);

               (vii) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to subsection (a), notice of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

               (viii) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;

               (ix) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

               (x) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Borrower or its Subsidiaries (including with respect to the Collateral) as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

        SECTION 10.02 Financial Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

               (a) Leverage Ratio. The Borrower shall at all times maintain a ratio of Funded Debt to Consolidated EBITDA of not more than 3.0 to 1.0;

               (b) Minimum Consolidated Tangible Net Worth. The Borrower shall at all times maintain a Consolidated Tangible Net Worth of not less than $35,000,000, plus the net proceeds received by the Borrower or any Subsidiary from the sale or issuance of equity securities to any Person other than the Borrower or any Subsidiary, plus 75% of positive Consolidated Net Income, if any, for each fiscal year (or portion thereof) elapsed after June 30, 1998, it being understood that at any date of determination which is not the end of a fiscal year positive Consolidated Net Income, if any, shall be determined on a cumulative basis for the portion of such fiscal year then elapsed and that at the end of each fiscal year positive Consolidated Net Income, if any, for such entire fiscal year shall be permanently added to the minimum required amount of Consolidated Tangible Net Worth; minus an amount equal to non-cash charges related to write-offs of in process research and development costs in connection with Permitted Acquisitions and repurchases of stock pursuant to Section 10.04(i)(C), provided that any such non-cash charges and stock repurchases must be realized in the fiscal quarter when such acquisitions are made and provided, further, that the total aggregate amount of any such adjustments for such non-cash charges and repurchases shall not exceed $8,000,000.



                                      49.

               (c) Quick Ratio. The Borrower shall at all times maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than 0.90 to 1.0;

               (d) Fixed Charge Coverage Ratio. The Borrower shall at all times maintain a ratio of (A) Consolidated EBITDA plus rental expense incurred in respect of Operating Leases to (B) Consolidated Fixed Charges, of the Borrower and its Subsidiaries, for any period of four consecutive fiscal quarters of not less than 1.15 to 1.0.

        SECTION 10.03 Additional Affirmative Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

               (a) Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with transactions permitted by Section 10.04.

               (b) Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

               (c) Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates, including fire, extended coverage, business interruption, public liability, property damage and worker's compensation. Insurance on the Collateral shall name the Agent, for the ratable benefit of the Banks, as additional insured and as loss payee. Upon the request of the Agent or any Bank, the Borrower shall furnish the Agent from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. The Borrower shall also furnish to the Agent from time to time upon the request of the Agent or any Bank a certificate of the Borrower's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this subsection. All insurance policies required under this subsection 10.03(c) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the




                                      50.

Borrower and the Agent. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (c) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower.

               (d) Keeping of Records and Books of Account. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

               (e) Inspection Rights. The Borrower shall at any reasonable time and from time to time and, at any time prior to and during the continuance of an Event of Default, upon reasonable advance notice to Borrower, permit the Agent and the Banks or any of their respective agents or representatives to visit and inspect any of the properties of the Borrower and its Subsidiaries and to examine and make copies of and abstracts from the records and books of account of the Borrower and its Subsidiaries, and to discuss the business affairs, finances and accounts of the Borrower and any such Subsidiary with any of the officers, employees or accountants of the Borrower or such Subsidiary.

               (f) Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound.

               (g) Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

               (h) Licenses. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties.

               (i) Action Under Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Substance or the existence of any environmental liability under applicable Environmental Laws with respect to the Premises, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of the Premises, including all removal, containment and remedial actions, and restore the Premises to a condition in compliance with applicable Environmental Laws except where the failure to take such action would not result in a Material Adverse Effect.



                                      51.

               (j) Use of Proceeds. The Borrower shall use the proceeds of the Loans solely for capital expenditures permitted pursuant to Section 10.04(g), Permitted Acquisitions, stock and publicly issued debt repurchases permitted pursuant to this Agreement and other general corporate purposes.

               (k) Year 2000. The Borrower shall review (and cause each of its Subsidiaries to review) the areas within their respective businesses and operation (including, without limitation, computer systems and equipment containing embedded software) which could be adversely affected by, and develop and implement (and cause each of its Subsidiaries to develop and implement) a comprehensive and detailed program to address on a timely basis (and in any event by October 1, 1999), including where necessary reprogramming and replacing affected systems and equipment, the "Year 2000 problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Borrower and its Subsidiaries will (prior to June 30, 1999) also make inquiry and monitor each supplier, vendor and customer of Borrower and its Subsidiaries that is of material importance to the financial well-being of Borrower and its Subsidiaries, taken as a whole, with a view to successfully resolving on a timely basis the Year 2000 problem. Borrower and its Subsidiaries hereby represent and warrant that they will not suffer a Material Adverse Effect in resolving the Year 2000 problem.

               (l) Further Assurances and Additional Acts. The Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent or the Majority Banks.

               (m) Post-Closing Actions.

               (i) By the date 15 days after the Closing Date, the Borrower shall cause to be (A) delivered to the Agent (in sufficient copies for the Banks) a legal opinion from counsel to ABL substantially in the form of Exhibit K; (B) executed by BABC and filed with the appropriate filing offices, the Patent and Trademark Office and the Copyright Office, termination statements or termination agreements (as appropriate) terminating the security interests of BABC and releasing all financing statements and other filings in respect thereof; (C) delivered to the Agent searches conducted in the UCC filing records in the governmental offices in each jurisdiction (other than those referred to in Section 8.01(c)) in which personal property and fixture Collateral is located, in form and substance satisfactory to Agent; (D) delivered to the Agent searches conducted of the records maintained by the U.S. Patent and Trademark Office and Copyright Office in form and substance satisfactory to the Agent; (E) deliver to the Agent copies of all insurance policies required under this Agreement; (F) delivered to the Agent a certificate of the Secretary of ABL certifying (1) copies of resolutions of ABL authorizing the execution, delivery and performance of the Loan Documents to which ABL is party and (2) the incumbency, authority and signatures of each officer of ABL authorized to execute and deliver the Loan Documents to which ABL is, or may pursuant to
Section 11.04 be required to become a party (upon which certificate Agent and Banks may conclusively rely until the Agent receives a



                                      52.

further certificate canceling or amending such prior certificate); (G) delivered to the Agent, certified copies of the memorandum and articles of association and certificates of incorporation of ABL and certificates of good standing from the Secretary of State or other Governmental Authority, as applicable, of each state where ABL conducts business or holds property, as to ABL's status as a foreign corporation and tax status; (H) provide to the Agent a detailed listing of the assets located at 175 Science Parkway, Rochester, New York; and (I) delivered to the Agent an updated Schedule 2 to the Security Agreement detailing foreign intellectual property rights and intellectual property rights of Subsidiaries;

          (ii) By the date 60 days after the Closing Date the Borrower shall cause to be (A) delivered to the Agent (in sufficient copies for the Banks) the pro forma financial statements of the Borrower and its Subsidiaries, on a consolidated basis prepared in accordance with GAAP, for the next succeeding three fiscal years (including forecasted consolidated balance sheets, consolidated statements of income, shareholders' equity and cash flow), which pro forma financial statements shall state the assumptions used in the preparation thereof; and (B) delivered to the Agent certificates as to tax status from each jurisdiction in which the Borrower is qualified to conduct business;

               (iii) By the date 90 days after the Closing Date the Borrower shall redeem, or otherwise retire, the Industrial Development Bonds relating to Monroe County, New York, unless agreed otherwise in writing between the Agent and the Borrower.

        SECTION 10.04 Negative Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

               (a) Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, other than:

               (i) Indebtedness of the Borrower to the Banks hereunder;

               (ii) Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and set forth in Schedule 4 or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase;

               (iii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Borrower's or such Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

               (iv) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Borrower or any such Subsidiary in the ordinary course of business;




                                      53.

               (v) Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

               (vi) Indebtedness permitted pursuant to subsections 10.04(f)(ii); or

               (vii) Indebtedness incurred pursuant to the RZB Agreement (as in effect on the date of this Agreement) not to exceed $10,000,000 in the aggregate or in respect of the deferred payments of insurance premiums.

               (viii) Indebtedness with respect to performance, bid or surety bonds incurred in the ordinary course of business.

               (b) Liens; Negative Pledges.

               (i) The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

               (ii) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement or any other Loan Document or the Monroe County Industrial Development Bonds) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

               (c) Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by them at the date hereof.

               (d) Restrictions on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

               (i) any of the Borrower's wholly-owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of the Borrower's domestic wholly-owned Subsidiaries or to the Borrower and in connection therewith such Subsidiary may be liquidated or dissolved;

               (ii) the Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection (e); and

               (iii) the Borrower or any of its Subsidiaries may make any investment permitted by subsection (f).

               (e) Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in



                                      54.

one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except sales or other dispositions of any of the following:

               (i) any inventory in the ordinary course of business;

               (ii) any Permitted Investments;

               (iii) any assets which have become worn out or obsolete or which are promptly being replaced, in the ordinary course of business;

               (iv) any assets (A) by any of its domestic or foreign wholly-owned Subsidiaries to another domestic wholly-owned Subsidiary of Borrower or to the Borrower or (B) by any of Borrower's foreign wholly-owned Subsidiaries to another foreign wholly-owned Subsidiary of Borrower;

               (v) accounts receivable pursuant to a Permitted Receivables Financing; and

               (vi) any other assets to the extent not otherwise permitted hereunder; provided that such assets do not constitute Substantial Assets and such sale or disposition is made for fair value; and provided, further, that (A) at the time of any such sale or disposition, no Default shall exist or shall result therefrom, (B) the sales price from such sale or disposition shall be paid in cash, and (C) no dispositions of accounts receivable or notes receivable shall be permitted hereunder, except in accordance with subsection 10.04(e)(v).

               (vii) assets constituting Substantial Assets; provided that (A) the prior written consent of Agent is obtained and (B) the proceeds of such sale or disposition are applied to any prepayment required by Section 5.03(b); provided, further, that the prior written consent of the Agent shall not be required for the disposal of the Government Division if (1) the Net Cash Proceeds of such disposal exceed $30,000,000, (2) the Net Cash Proceeds are applied as required by Section 5.03(b), and (3) all outstanding Letters of Credit are cash collateralized with the Net Cash Proceeds of such disposal.

For purposes of clauses (vi) and (vii), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, shall have an aggregate fair market value in excess of $3,000,000 or if, when added to all other assets sold, leased, transferred or otherwise disposed of during the same fiscal year (other than assets sold in the ordinary course of business), they shall have an aggregate fair market value in excess of $10,000,000.

               (f) Loans and Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any Person, other than in connection with:

               (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;



                                      55.

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               (ii) investments by the Borrower or any Subsidiary and extensions of Credit by the Borrower or any Subsidiary to ABL in the ordinary course of business (provided that the aggregate amount of such investments shall not exceed $10,000,000 in any fiscal year);

               (iii) investments incurred to consummate Acquisitions; provided that the aggregate amount invested in such Acquisitions and transactions permitted pursuant to subsection 10.04(d) and 10.04(f)(iv) shall not exceed, in the aggregate, $40,000,000 during the life of this Agreement; and provided, further, that any such Acquisition shall (A) be of a Person engaged in a similar line of business to the Borrower and its Subsidiaries (taken as a whole); (B) be with the prior effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of acquiree; (C) will result in an increase in Consolidated EBITDA by the commencement of the next fiscal quarter succeeding the date of such Acquisition (except that Acquisitions in an aggregate amount at any time not exceeding $10,000,000 will be permitted notwithstanding the foregoing provisions of this subparagraph (C), if pro forma financial statements properly prepared in accordance with GAAP indicate that the relevant acquired entities will provide positive Consolidated EBITDA within 12 months from the date of the relevant Acquisition); (D) the Borrower, prior to completion of the Acquisition, delivers to the Agent and the Banks a Compliance Certificate, in form and substance satisfactory to the Agent demonstrating its pro forma compliance with the covenants in Section 10.02 after giving effect to such Acquisition; and (E) immediately prior to and after giving effect to such Acquisition no Default exists;

               (iv) additional purchases of or investments in joint ventures or capital stock, assets, obligations or other securities of any Person (except a Subsidiary); provided, that, (A) the aggregate amount of any such investments shall not exceed $10,000,000 during the life of this Agreement; (B) the aggregate amount of such investments when aggregated with investments permitted pursuant to subsection 10.04(d) and 10.04(f)(iii) shall not exceed, in the aggregate, $40,000,000 during the life of this Agreement; (C) in the case of any such acquisition or investment the prior, effective written consent or approval to such acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (D) immediately prior to and after giving effect thereto, no Default exists.

               (v) Permitted Investments;

               (vi) employee loans and guarantees in accordance with the Borrower's usual and customary practices with respect thereto not to exceed $2,000,000 in the aggregate at any time outstanding; or

               (vii) Guaranty Obligations permitted under subsection (a).

               (g) Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any expenditures for fixed or capital assets, including obligations under Capital Leases, in excess of $20,000,000, on a consolidated basis, in any fiscal year.

               (h) Sales and Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether



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


now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.

               (i) Distributions. (i) The Borrower shall not declare or pay any dividends in respect of the Borrower's capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Borrower, except that the Borrower may:

               (A) declare and deliver dividends and distributions payable only in common stock of the Borrower;

               (B) purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

               (C) purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash at any time after September 30, 1998 if
(1) after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made during the life of this Agreement when aggregated with purchases of Subordinated Debt pursuant to Section 10.04(k) is not in excess of $8,000,000, and (2) immediately prior to and after giving effect thereto, no Default shall have occurred and be continuing.

               (ii) The Borrower shall not permit any Subsidiary of the Borrower to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Borrower, or to pay any Indebtedness owed to the Borrower or transfer properties and assets to the Borrower.

               (j) Amendments of Certain Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of:

               (i) any provision of any documents relating to the Permitted Receivables Financings or any agreement related thereto; or

               (ii) any provision of any agreement related to any Subordinated Debt (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Subordinated Debt).

               (k) Redemption of Subordinated Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt; except that the Borrower may redeem or make sinking fund payments in respect of Subordinated Debt provided that the aggregate amount of all such



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redemptions when aggregated with the value of all stock repurchases pursuant to
Section 10.04(i)(i)(C) shall not exceed $8,000,000 in the aggregate.

               (l) Transactions with Related Parties. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party.

               (m) Hazardous Substances. The Borrower shall not, and shall not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Substances, except in compliance with all applicable Environmental Laws or except where the failure to so comply would not have a Material Adverse Effect.

               (n) Accounting Changes. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year or that of any of its consolidated Subsidiaries, except to change the fiscal year of a Subsidiary acquired in connection with an acquisition to conform its fiscal year to the Borrower's.

               (o) Additional Subsidiaries . Promptly and in any event within 30 days after the date the Borrower incorporates, creates or acquires any additional Subsidiary, the Borrower shall: (i) cause such Subsidiary to execute and deliver a guaranty and security agreements in form and substance satisfactory to the Agent; (ii) pledge the capital stock of such Subsidiary to the Agent pursuant to a stock pledge agreement in form and substance satisfactory to the Agent; (iii) cause such Subsidiary to have executed and filed any UCC-1 financing statements or other filings furnished by the Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent in the Collateral of such Subsidiary and in which the Agent requests that such filing be made; and (iv) execute and deliver to the Agent such other items as reasonably requested by the Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, filings, notices, opinions of counsel, search reports and other certificates and documents.

               (p) Industrial Revenue Bonds . The Borrower shall not, and shall not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to any Industrial Development Bonds, except that the Borrower may redeem or repay Industrial Development Bonds provided that the aggregate amount of all such redemptions or repurchases does not exceed $3,000,000



                                      58.

                                  ARTICLE XI
                               EVENTS OF DEFAULT

        SECTION 11.01 Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

               (a) Payments. The Borrower shall fail to pay (i) when due any amount of principal of any Loan or Revolving Note or any amount of any L/C Obligation or (ii) within 5 days after the same becomes due any interest, fee or other amount payable hereunder or under any of the other Loan Documents.

               (b) Representations and Warranties. Any representation or warranty by the Borrower or any Subsidiary under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

               (c) Failure by Borrower to Perform Certain Covenants. The Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 10.02, subsections (a), (e), (j) (k) (l) or
(m) of Section 10.03 or Section 10.04 or in the Collateral Documents.

               (d) Failure by Borrower to Perform Other Covenants. The Borrower or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless the Majority Banks determine that such failure is not capable of remedy).

               (e) Insolvency; Voluntary Proceedings. The Borrower or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 45 days after commencement, filing or levy; (ii) the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (g) Default Under Other Indebtedness. (i) The Borrower or any of its Subsidiaries shall fail (A) to make any payment of any principal of, or interest or premium on,




                                      59.

any Indebtedness (other than in respect of the Loans having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure; or (B) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; (iii) any facility or commitment available to the Borrower or any Subsidiary relating to Indebtedness in an aggregate amount at any one time of not less than $2,000,000 (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the Borrower or such Subsidiary; or (iv) there occurs under any Rate Contract an Early Termination Date (as defined in such Rate Contract) resulting from (A) any event of default under such Rate Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Rate Contract) or (B) any Termination Event (as so defined) as to which the Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $2,000,000 (or its equivalent in another currency).

               (h) Judgments. (i) A final judgment or order for the payment of money which is not fully covered by third-party insurance shall be rendered against the Borrower or any of its Subsidiaries, provided that the Borrower need not maintain insurance coverage with respect to judgments which in the aggregate do not exceed $2,000,000; or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; and in each case there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (i) ERISA.

               (i) The Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements in an amount in excess of $1,000,000 under Section 412(c)(11) of the Internal Revenue Code, whether or not it has sought a waiver under Section 412(d) of the Internal Revenue Code; (ii) in the case of a Termination Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the Borrower's or an ERISA Affiliate's proportionate share of that Pension Plan's Unfunded Accrued Benefits is more than $1,000,000; (iii) in the case of a Termination Event involving the complete or partial withdrawal from a Multiemployer Plan, the Borrower or an ERISA



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Affiliate has incurred a withdrawal liability in an aggregate amount exceeding
$1,000,000; (iv) in the case of a Termination Event not described in clause (ii) or (iii), the Unfunded Accrued Benefits of the relevant Pension Plan or Plans exceed $1,000,000; (v) a Plan of the Borrower or an ERISA Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code shall lose its qualification, and the loss can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $1,000,000 or more; (vi) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Borrower or an ERISA Affiliate shall result in a net increase in unfunded liabilities to the Borrower or an ERISA Affiliate in excess of $1,000,000; or (vii) the occurrence of any combination of events listed in clauses (ii) through (vi) that involves a net increase in aggregate Unfunded Accrued Benefits and unfunded liabilities in excess of $1,000,000.

               (j) Dissolution, Etc. The Borrower or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 10.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (j).

               (k) Material Adverse Effect. A Material Adverse Effect shall occur.

               (l) Change of Control. A Change of Control shall occur.

               (m) Subordination Provisions. The provisions of any agreement or instrument governing the Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or such subordination provisions.

               (n) Collateral Documents. Any "Event of Default" as defined in any Collateral Document shall have occurred; or any of the Collateral Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby; or there shall be any material impairment of the value of the Collateral or any levy upon, seizure or attachment of any material part of the Collateral.

               (o) Permitted Receivable Financings. There shall occur any event of default under the terms of any agreement or other document relating to any Permitted Receivable Financing or the Borrower shall be required to repurchase or otherwise indemnify any Person in respect of any accounts receivable, contracts rights or similar rights transferred pursuant to such financings and the outstanding aggregate value of the accounts receivable, contract rights and similar rights transferred pursuant to such Permitted Receivable Financing shall exceed $1,000,000.



                                      61.

               (p) Failure to Perform Subsidiary Guaranty. If ABL shall fail to perform or observe any term covenant or agreement contained in the Subsidiary Guaranty beyond any applicable grace period; or the Subsidiary Guaranty shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect; or ABL or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any liability or obligation thereunder

        SECTION 11.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, (i) by notice to the Borrower, (A) declare the Commitments of the Banks (other than their respective L/C Commitments with respect to outstanding Letters of Credit) and any obligations of the Issuing Bank to issue, amend or renew Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (B) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the entire unpaid principal amount of the Loans and the Revolving Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon such amount with respect to Letters of Credit, the Loans and the Revolving Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if an event described in Sections 11.01(e) or 11.01(f) shall occur, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower as specified in this clause (i) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, (A) exercise any or all of the Agent's rights and remedies under the Collateral Documents, and (B) proceed to enforce all other rights and remedies available to the Agent and the Banks under the Loan Documents and applicable law.

        SECTION 11.03 Perfection of Collateral. Notwithstanding the provisions of the Collateral Documents, the Agent and the Banks agree that they will not take steps to perfect the security interests created by the Collateral Documents unless and until the occurrence of the earlier of (i) an Event of Default, or
(ii) in the case of any event covered by Section 11.01(d), the failure to remedy any such event within 10 days of a notice from the Agent or the Banks to remedy such default. Upon the occurrence of any Event of Default, the Agent may, and at the direction of the Majority Banks shall, without further notice to, consent or other action on the part of the Borrower (all of which are hereby waived), and the Borrower and the Banks hereby authorize the Agent to, take (a) all steps which the Agent considers are appropriate to perfect the security interest of the Agent and the Banks in the Collateral including, the filing of UCC financing statements and fixture filings in any jurisdiction in which any Collateral is located, the filing with the U.S. Patent and Trademark Office and U.S. Copyright Office of the Patent and Trademark Security Agreement and Copyright Security Agreement; and (b) such other action as the Agent deems is appropriate to ensure the validity, effectiveness or priority of the Collateral Documents or to give notice of the security interests created thereby. Subject to the foregoing provisions of this Section 11.03, the Borrower and each Bank hereby agrees upon request of the Agent to execute, acknowledge, deliver, file and do any and all such further acts, notices of assignment, transfer, certificates, assurances and other instruments as Agent may require (i) to



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carry out more effectively the purposes of this Agreement, the Collateral
Documents and other Loan Documents (ii) to subject to the Liens created by the Collateral Documents any of the properties, rights or interests covered by such Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and Liens intended to be created thereby and (iv) to better assure, convey, assign, grant, transfer, preserve, protect and confirm to the Agent and the Banks the rights granted now or hereafter granted to the Banks or the Agent under any Loan Documents or other document, certificate, agreement or undertaking in connection therewith.

        SECTION 11.04 Foreign Collateral. Upon the occurrence of any Event of Default the Borrower shall, upon the request of the Agent, cause its Subsidiaries incorporated outside the United States to; (i) execute and deliver to the Agent security agreements, in form and substance satisfactory to the Agent and Majority Banks, granting first priority perfected security interests in the assets of such Subsidiaries, (ii) execute and deliver to the Agent guarantees, in form and substance satisfactory to the Agent and the Majority Banks, guaranteeing the payment and performance of the Obligations, (iii) deliver to the Agent in form and substance satisfactory to the Agent and the Majority Banks, a pledge of the stock of all such foreign subsidiaries (together with original stock certificates and stock powers or stock transfer forms duly executed in blank), (iv) deliver to the Agent (in sufficient copies for the Banks) legal opinions, in form and substance satisfactory to the banks from counsel to the Borrower and such Subsidiaries in relation to such foreign collateral, (iv) deliver to the Agent certified copies of board resolutions of the Borrower and such Subsidiaries approving and authorizing the execution, delivery and performance of such security agreements, guarantees and related documents and actions, and (v) take such action and execute and deliver such additional documents, certificates, filings, reports and other agreements as the Agent may request in connection with the execution and delivery of any of the foregoing, the perfection of the security interest granted thereby and notification of the security interest of the Agent and the Banks.


                                  ARTICLE XII
                                    THE AGENT



        SECTION 12.01 Authorization and Action. Each Bank hereby appoints UBOC as Agent and authorizes the Agent to execute the Collateral Documents and to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. As to any matters not expressly provided for by the Loan Documents (including enforcement of the Loan Documents or collection of any amounts due thereunder), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks against any



                                      63.

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and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Agent shall not in any event be required to take any action which exposes the Agent to liability or which is contrary to any Loan Document or applicable law. Nothing in any Loan Document shall, or shall be construed to, constitute the Agent a trustee or fiduciary for any Bank or the Issuing Bank. In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

        SECTION 12.02 Limitation on Liability of Agent; Notices; Closing.

               (a) Limitation on Liability of Agent and Issuing Bank. None of the Agent/IB-Related Persons shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat a Bank as the holder of its Loans for all purposes hereof unless and until such Bank and its assignee shall have delivered to the Agent and the Borrower an Assignment and Acceptance Agreement substantially in the form of Exhibit L (an "Assignment and Acceptance"), and the Agent receives written notice of the assignment in substantially the form of Schedule 1 to the Assignment and Acceptance and the other conditions to assignment set forth in Section 13.09 shall have been satisfied; (ii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and
(iii) shall incur no liability to any Bank under or in respect of any Loan Document by acting upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Loan Document. Further, the Agent (A) makes no warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any information, exhibit or report furnished under any Loan Document, for any statements, warranties or representations (whether written or oral) made or deemed made in or in connection with any Loan Documents; (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or any other Person or to inspect the property, books or records of the Borrower or any other Person; and (C) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of this Agreement or any other Loan Document or any of the Collateral.

               (b) Notices. Promptly upon receipt thereof, the Agent shall forward to each Bank originals or copies, as specified in this Agreement or any other Loan Document, of all agreements, instruments, opinions, financial statements, notices and other documents delivered by the Borrower or any other Person to the Agent pursuant to any Loan Document for distribution to the Banks. Except for any of the foregoing expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may



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come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               (c) Closing and Syndication. For purposes of determining compliance with the conditions specified in Section 8.01 or any post-closing syndication of this Agreement, each Bank that has executed this Agreement or otherwise become a Bank shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank prior to its execution hereof or accession hereto for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

        SECTION 12.03 Agent and Affiliates. With respect to its Commitment, the Loans made by it, the Revolving Notes issued to it, Letters of Credit issued by it, and all other Obligations owing to it as a Bank or Issuing Bank, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, issue letters of credit for the account of, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any Affiliate thereof, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Banks.

        SECTION 12.04 Notice of Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default hereunder (other than nonpayment of principal of or interest on the Loans or of any fees or any of its costs and expenses) unless the Agent has actual knowledge thereof or has received notice in writing from a Bank or the Borrower referring to this Agreement, describing such event or condition and expressly stating that such notice is a "notice of default." Should the Agent receive such notice of the occurrence of a Default, the Agent shall promptly give notice thereof to the Banks. The Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

        SECTION 12.05 Non-Reliance on Agent and Issuing Bank. Each Bank has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower or any of its Subsidiaries and the nature and value of any of the Collateral. Accordingly, each Bank confirms to the Agent and the Issuing Bank that it has not relied, and will not hereafter rely, on the Agent or the Issuing Bank (i) to check or inquire on such Bank's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent or the Issuing Bank), or (ii) to assess or keep under review on such Bank's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, any Subsidiary or the nature or value of any of the Collateral.



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        SECTION 12.06 Indemnification. The Banks agree to indemnify each
Agent/IB Related Person (to the extent not reimbursed by the Borrower), ratably in accordance with the respective Pro Rata Shares of the Banks, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to such Agent/IB Related Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against such Agent/IB Related Person, in any way relating to or arising out of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent/IB Related Person in connection with any of the foregoing; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent/IB Related Person. Without limitation of the foregoing, each Bank agrees to reimburse each Agent/IB Related Person promptly upon demand for such Bank's Pro Rata Share of any costs and expenses or other charges incurred by such Agent/IB Related Person and payable by the Borrower pursuant to
Section 13.04(a) or any other Loan Document, to the extent that such Agent/IB Related Person is not reimbursed for such expenses or charges by the Borrower.

        SECTION 12.07 Delegation of Duties. The Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Agent's Affiliates) to perform any of the Agent's duties under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        SECTION 12.08 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days' written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent from among the Banks, and the Banks shall use their best efforts so to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, prior to the effective date of the retiring Agent's resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the Banks. Upon the effectiveness of the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

        SECTION 12.09 Collateral Matters.

               (a) Authorization. The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to the



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Collateral Documents or protect and preserve the Agent's ability to enforce the
Liens or realize upon the Collateral.

               (b) Collateral Releases. The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations (except inchoate obligations) known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under any Collateral Document; (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section 13.01. Upon request by the Agent at any time, the Banks shall confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.09, provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this
Section 12.09.


                                  ARTICLE XIII
                                  MISCELLANEOUS

        SECTION 13.01 Amendments and Waivers. Except as otherwise provided herein or in any other Loan Document, (a) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Borrower (and/or other party thereto, as applicable), the Agent and the Majority Banks (or the Agent with the written consent of the Majority Banks); and (b) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks (or the Agent with the consent of the Majority Banks). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing provisions of this Section 13.01:

               (i) any term or provision of any such other Loan Document may be amended without the agreement or consent of, or prior notice to, the Borrower or other party thereto, to the extent such Loan Document provides for notices without the agreement or consent of the Borrower or such other party, and any term or provision of Article XII may be amended without the agreement or consent of, or prior notice to, the Borrower; and

               (ii) unless in writing and signed by all of the Banks (or by the Agent with the written consent of all the Banks), no amendment, waiver or consent shall do any of the following:



                                      67.

               (A) increase the amount, or extend the stated expiration or termination date, of the Commitments of the Banks;

               (B) reduce the principal of, or interest on, the Loans or any fee or other amount payable to the Banks hereunder;

               (C) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any fee or other amount payable to the Banks hereunder (including the date of any mandatory prepayment hereunder);

               (D) change the definition of "Majority Banks" or any definition or provision of this Agreement requiring the approval of Majority Banks or some other specified amount of Banks;

               (E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under the Loan Documents;

               (F) release any material portion of the Collateral except as contemplated herein and in the Collateral Documents relating thereto;

               (G) amend, modify or waive the provisions of Section 7.01, 7.03,
7.05 or 13.07; or

               (H) amend, modify or waive the provisions of this Section 13.01; and

               (1) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights, obligations or duties of the Agent under any Loan Document; and

               (2) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document to which it is a party.

        SECTION 13.02 Notices.

               (a) Notices. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in Schedule 2, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in certified mail (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile transmission (with a transmission confirmation), when sent; provided, however, that notices and communications to the Agent shall not be effective until actually received by the Agent, and



                                      68.

notices to the Issuing Bank pursuant to Article III shall not be effective until actually received by the Issuing Bank.

               (b) Facsimile and Telephonic Notice. The Borrower acknowledges and agrees that the agreement of the Agent and the Banks herein and in any other Loan Document to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans, the drawings under Letters of Credit and the other Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        SECTION 13.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

        SECTION 13.04 Costs and Expenses; Indemnification.

               (a) Costs and Expenses. The Borrower agrees to pay on demand, whether or not the transactions contemplated hereby shall be consummated:

               (i) the reasonable out-of-pocket costs and expenses of the Agent, the Issuing Bank and any of their respective Affiliates, and the reasonable fees and disbursements of counsel to the Agent and the Issuing Bank (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents, and any amendments, modifications or waivers of the terms thereof and any post-closing syndication costs and expenses;

               (ii) all reasonable title, appraisal (including the allocated cost of internal appraisal services), survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with the Loan Documents or the Collateral; and

               (iii) all costs and expenses of the Agent, the Issuing Bank, their respective Affiliates and the Banks, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, (C) any out-of-court workout or other refinancing or restructuring or any bankruptcy case, and (D) the



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preservation of and realization upon any of the Collateral, including any losses, costs and expenses sustained by the Agent, the Issuing Bank and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained in the Loan Documents.

               (b) Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify each Agent/IB Related Person, each Bank and any Affiliates, directors, officers, employees, agents, counsel and other advisors (collectively, the "Related Persons") of any Bank (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) by any Governmental Authority or other third party in any way relating to or arising out of any of the Loan Documents, the Letters of Credit, the use or intended use of the proceeds of the Loans, or the transactions contemplated hereby or thereby, (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto, or (iii) in any way relating to or arising out of the use, generation, manufacture, installation, treatment, storage or presence, or the spillage, leakage, leaching, migration, dumping, deposit, discharge, disposal or release, at any time, of any Hazardous Substances on, under, at or from any Premises, including any personal injury or property damage suffered by any Person, and any investigation, site assessment, environmental audit, feasibility study, monitoring, clean-up, removal, containment, restoration, remedial response or remedial work undertaken by or on behalf of the any Indemnified Person at any time, voluntarily or involuntarily, with respect to the Premises (the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided that the Borrower shall not be liable to contribute in respect of any such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from the relevant Indemnified Person's gross negligence or willful misconduct.

               (c) Other Charges. The Borrower agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

        SECTION 13.05 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default each Bank hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter



                                      70.

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existing under this Agreement and the other Loan Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (through the Agent) after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.05 are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

        SECTION 13.06 Survival. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Credit Extensions and the execution and delivery of the Revolving Notes, and shall continue in full force and effect so long as the Banks have any Commitments, any Loans or Letters of Credit remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 6.02, 6.03, 7.03 and 13.04, and of the Banks under Sections 7.03 and 12.06, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans, the termination of the Letters of Credit and the termination of the Commitments.

        SECTION 13.07 Obligations Several. The obligations of the Banks under the Loan Documents are several. The failure of any Bank or the Agent to carry out its obligations thereunder shall not relieve any other Bank or the Agent of any obligation thereunder, nor shall any Bank or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder. Nothing contained in any Loan Document shall be deemed to cause any Bank or the Agent to be considered a partner of or joint venturer with any other Bank or Banks, the Agent or the Borrower.

        SECTION 13.08 Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person (other than any Agent/IB Related Persons and any Related Persons of the Banks) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

        SECTION 13.09 Binding Effect; Assignment.

               (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Issuing Bank and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Issuing Bank, the Agent and each Bank and their respective successors and assigns.

               (b) Assignment. The Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Banks. Each Bank may sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder and under the



                                      71.

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other Loan Documents to any Bank or Eligible Assignee on the basis set forth below in this subsection.

               (i) Any Bank may, with the written consent of the Borrower, the Agent and the Issuing Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder; provided, however, that (i) no written consent of the Borrower shall be required during the existence of a Default; (ii) no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank; and (iii) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Commitment and Loans, any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $5,000,000.

               (ii) In the event of any such assignment, unless and until (A) an Assignment and Acceptance and notice of assignment shall have been delivered pursuant to clause (i) of Section 12.02(a), (B) the Agent shall have received payment of an administrative transfer charge in the amount of $5,000 from the assigning Bank (unless the assignee shall otherwise agree to pay such charge), and (C) the Agent and the Borrower shall have received all tax forms and documents required under Section 7.03(e), such assignee shall not be entitled to exercise the rights of a Bank under this Agreement and the other Loan Documents with respect to such assignment and the Agent shall not be obligated to make payment of any amount to which such assignee may become entitled thereunder other than to the assigning Bank. Subject to satisfaction of the foregoing conditions in connection with any assignment, upon the effectiveness of such assignment the assignee shall be deemed a "Bank" for all purposes of this Agreement and the other Loan Documents with respect to the rights and obligations assigned to it, and the other Loan Documents with respect to the rights and obligations assigned to it, and the assigning Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assigning Bank shall not relinquish its rights under
Article VI or under Sections 7.03 and 13.04 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.

               (iii) In connection with any partial assignment, upon the request of the assigning Bank or the assignee, (A) the Borrower shall execute and deliver substitute Revolving Notes to the assigning Bank or the assignee, dated the effective date of such assignment, setting forth the respective Revolving Commitments of such assigning Bank and assignee as the maximum principal amount thereof (in the case of substitute Revolving Notes), and containing other appropriate insertions, and the assigning Bank shall thereupon return the Revolving Notes previously held by it; and (B) Schedules 1 and 2 shall be deemed amended to reflect the adjustment of the Commitments and Pro Rata Shares of the Banks resulting therefrom and the Lending Office, if any, and address for notices of the assignee.

               (iv) In the event of any grant of a participation, the granting Bank shall remain a "Bank" for purposes of this Agreement, the Borrower, the other Banks, the Issuing Bank and the Agent shall continue to deal solely and directly with such Bank in connection with this



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Agreement and the other Loan Documents, and no Bank shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the second proviso to Section
13.01. In the case of any such participation, the participant shall not have any of the rights of a Bank under this Agreement or the other Loan Documents, except that the participant shall (A) be deemed to have a right of setoff under Section
13.05 in respect of its participation to the same extent as if it were a "Bank" hereunder, provided that such participant shall also be considered a "Bank" for purposes of Section 7.05; and (B) such participant shall also be entitled to the benefits of Sections 6.02, 6.03, 7.03 and 13.04.

               (v) The Borrower agrees that in connection with any such grant or assignment, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

        SECTION 13.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA EXCEPT, IN THE CASE OF LETTERS OF CREDIT, TO THE EXTENT THAT SUCH LAWS ARE INCONSISTENT WITH THE UCP.

        SECTION 13.11 Submission to Jurisdiction.

               (a) Submission to Jurisdiction. The Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

               (b) No Limitation. Nothing in this Section 13.11 shall affect the right of the Agent or the Banks to serve legal process in any other manner permitted by law or limit the right of the Agent or the Banks to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

        SECTION 13.12 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS,



                                      73.

OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS SECTION 13.12 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT. THIS SECTION 13.12 MAY NOT BE AMENDED, MODIFIED, TERMINATED OR WAIVED EXCEPT BY A WRITING WHICH MAKES SPECIFIC REFERENCE TO THIS
SECTION 13.12.

        SECTION 13.13 Limitation on Liability. No claim shall be made by the Borrower or its Affiliates against any Agent/IB Related Person, or the Banks or any of their respective Related Persons, for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        SECTION 13.14 Confidentiality. Each Bank, the Issuing Bank and the Agent shall hold all non-public information relating to the Borrower and its Subsidiaries obtained by it under this Agreement and the Collateral Documents in confidence in accordance with its customary procedures for handling confidential information of this nature, except for: (i) disclosure to its Affiliates or to its counsel or to any agent or advisor acting on its behalf in connection with the negotiation, execution or performance of the Loan Documents; (ii) disclosure as reasonably required in connection with a transfer to a prospective assignee or participant of all or part of its Loans or any participation therein; provided that such prospective assignee or participant agrees to abide by the confidentiality obligations of this Section 13.14; (iii) disclosure as may be required or requested by any Governmental Authority or representative thereof or pursuant to legal process; (iv) disclosure to any Person and in any proceeding necessary in such Bank's, the Issuing Bank's or the Agent's judgment to protect its interests in connection with any claim or dispute involving such Bank, the Issuing Bank or the Agent; and (v) any other disclosure with the prior written consent of the Borrower. Prior to any disclosure by any Bank, the Issuing Bank or the Agent of such non-public information permitted under clause (iii) (other than in connection with an examination of the financial condition of such Bank, the Agent or any of their Affiliates by any Governmental Authority), it shall, if permitted by applicable laws or judicial order, notify the Borrower of such pending disclosure. In no event shall any Bank, the Issuing Bank or the Agent be obligated or required to return any materials furnished by the Borrower or its Subsidiaries. Notwithstanding the foregoing, such obligation of confidentiality



                                      74.

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shall not apply if the information or substantially similar information (A) is rightfully received by any Bank, the Issuing Bank or the Agent from a Person other than the Borrower or any of its Affiliates without such Bank, the Issuing Bank or the Agent being under an obligation to such Person not to disclose such information, or (B) is or becomes part of the public domain.

        SECTION 13.15 Entire Agreement. The Loan Documents reflect the entire agreement among the Borrower, the Banks and the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

        SECTION 13.16 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

        SECTION 13.17 Senior Debt. The Borrower hereby designates the Loan Documents and all Obligations, and the Loan Documents and all Obligations shall be considered, as "Senior Debt" for the purposes of all Subordinated Debt.

        SECTION 13.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.



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                                      75.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                       THE BORROWER
                                       CALIFORNIA MICROWAVE, INC.

                                       By  /s/ Donna S. Birks
                                          --------------------------------------
                                           Executive Vice President
                                           Chief Financial Officer

                                       THE AGENT

                                       UNION BANK OF CALIFORNIA, N.A.

                                       By  /s/ Glenn Leyrer
                                          --------------------------------------
                                             Vice President

                                       THE ISSUING BANK
                                       UNION BANK OF CALIFORNIA, N.A.

                                       By  /s/ Glenn Leyrer
                                          --------------------------------------
                                           Vice President

                                       THE BANKS
                                       UNION BANK OF CALIFORNIA, N.A.


                                       By  /s/ Glenn Leyrer
                                          --------------------------------------
                                           Vice President





                [COUNTERPART SIGNATURE PAGE TO CREDIT AGREEMENT]